UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant  [ x ]

Filed by a Party other than the Registrant  [    ]

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[    ] Preliminary Proxy Statement

[    ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ x ] Definitive Proxy Statement

[    ] Definitive Additional Materials

[    ] Soliciting Material Pursuant to Rule 14a-12

RENASANT CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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     (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of filing.

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RENASANT CORPORATION

209 Troy Street

Tupelo, Mississippi 38804-4827

March 5, 2010

Dear Shareholder:

On behalf of the board of directors, we cordially invite you to attend the 2010 Annual Meeting of Shareholders of Renasant Corporation. The annual meeting will be held beginning at 1:30 p.m., Central time, on Tuesday, April 20, 2010 at the principal offices of Renasant Bank, 209 Troy Street, Tupelo, Mississippi 38804-4827. The formal notice of the annual meeting appears on the next page.

At the annual meeting, you will be asked to:

1.	Elect six Class 2 directors, each to serve a three-year term;

2.	Ratify the appointment of HORNE LLP as our independent registered public accountants for 2010; and

3.	Transact such other business as may properly come before the annual meeting or any adjournments thereof.

The accompanying proxy statement provides detailed information concerning the matters to be acted upon at the annual meeting. We urge you to review this proxy statement and each of the proposals carefully. It is important that your views be represented at the annual meeting regardless of the number of shares you own or whether you are able to attend the annual meeting in person.

On March 5, 2010, we posted on our Internet website, http://www.cfpproxy.com/5439, a copy of our 2010 proxy statement, proxy card, 2009 Summary Annual Report and our Annual Report on Form 10-K for the year ended December 31, 2009. On that day, institutional shareholders who own our stock directly in their name were mailed a notice containing instructions on how to access those documents and vote online. We also mailed this proxy statement, our proxy card and our 2009 Summary Annual Report and Annual Report on Form 10-K for the year ended December 31, 2009 to our shareholders who are individuals and own our stock directly in their own name.

Any shareholder who received paper copies of this year’s proxy statement, proxy card, summary annual report and annual report will continue to receive these materials by mail. The proxy statement contains instructions on how you can (1) receive a paper copy of these materials, if you only received a Notice by mail, or (2) elect to receive these materials over the Internet, if you received them by mail this year.

You may vote your shares via a toll-free telephone number or on the Internet. If you received a paper copy of the proxy card, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding the three methods of voting by proxy are contained on the Notice and on the proxy card. As always, if you are the record holder of our stock, you can vote in person at the annual meeting. The accompanying proxy statement explains how to obtain directions to the meeting.

On behalf of our board of directors, I would like to express our appreciation for your continued interest in Renasant Corporation.

Sincerely,

E. Robinson McGraw
Chairman of the Board, President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for

the Shareholder Meeting to be held on April 20, 2010:

Renasant’s 2010 proxy statement, proxy card, 2009 Summary Annual Report and Annual Report on

Form 10-K for the year ended December 31, 2009 are available at http://www.cfpproxy.com/5439

RENASANT CORPORATION

209 Troy Street

Tupelo, Mississippi 38804-4827

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	1:30 p.m., Central time, on Tuesday, April 20, 2010.

PLACE	Renasant Bank
209 Troy Street
Tupelo, Mississippi 38804-4827

ITEMS OF BUSINESS	1. To elect six Class 2 directors who will each serve a three- year term expiring in 2013.

2. To ratify the appointment of HORNE LLP as our independent registered public accountants for 2010.

3. To transact such other business as may properly come before the annual meeting or any adjournments thereof.

RECORD DATE	You can vote if you are a shareholder of record as of the close of business on February 24, 2010.

ANNUAL REPORT

If you have received a paper copy of the proxy statement and proxy card, our 2009 Summary Annual Report and our Annual Report on Form 10-K for the year ended December 31, 2009, which are not part of the proxy solicitation material, are also enclosed. These documents are also accessible on our Internet website, http://www.cfpproxy.com/5439.

PROXY VOTING

It is important that your shares be represented and voted at the annual meeting. You may vote your shares via a toll-free telephone number or on the Internet. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding the three methods of voting are contained on the proxy card; the Notice has instructions regarding voting on the Internet. Any proxy may be revoked at any time prior to its exercise at the annual meeting.

By Order of the Board of Directors

E. Robinson McGraw
Chairman of the Board, President and Chief Executive Officer

Tupelo, Mississippi

March 5, 2010

RENASANT CORPORATION

PROXY STATEMENT

ii

RENASANT CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, APRIL 20, 2010

We are furnishing this proxy statement to the shareholders of Renasant Corporation in connection with the solicitation of proxies by its board of directors for use at the Annual Meeting of Shareholders to be held at 1:30 p.m., Central time, on Tuesday, April 20, 2010, at the principal offices of Renasant Bank, 209 Troy Street, Tupelo, Mississippi 38804-4827, as well as in connection with any adjournments or postponements of the meeting. In this proxy statement, Renasant Corporation is referred to as “Renasant,” “we,” “our,” “us,” or the “Company,” and Renasant Bank is referred to as the “Bank.”

As permitted by Securities and Exchange Commission, or SEC, rules, we are making this proxy statement, our proxy card, our 2009 Summary Annual Report and our Annual Report on Form 10-K for the year ended December 31, 2009 available to our shareholders electronically via the Internet. On March 5, 2010, we posted these materials on our Internet website, http://www.cfpproxy.com/5439. On the same date, we mailed to our institutional shareholders who own our stock in their name a notice containing instructions on how to access our proxy materials and vote online (referred to as the “Notice”). We also mailed this proxy statement, our proxy card and our 2009 Summary Annual Report and Annual Report on Form 10-K for the year ended December 31, 2009 to our shareholders who are individuals and own our stock in their own name on the same date.

The Notice contains instructions on how to access and review all of the important information contained in the proxy statement, summary annual report and annual report. The Notice also explains how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions in the Notice for requesting such materials. If you received a paper copy of the proxy card and other proxy materials and would like to receive these materials over the Internet in the future, you should follow the instructions on the proxy card for requesting electronic delivery of our proxy materials.

VOTING YOUR SHARES

Who is soliciting proxies from the shareholders?

Our board of directors is soliciting the enclosed proxy. The proxy provides you with the opportunity to vote on the proposals presented at the annual meeting, whether or not you attend the meeting.

What will be voted on at the annual meeting?

Our shareholders will vote on the following proposals at the annual meeting:

1.	The election of six Class 2 directors, who are to serve until the expiration of their respective three-year terms or until their successors are elected and qualified; and

2.	The ratification of the appointment of HORNE LLP as our independent registered public accountants for 2010.

Your proxy will also give the proxy holders discretionary authority to vote the shares represented by the proxy on any matter, other than the above proposals, that is properly presented for action at the annual meeting.

Who bears the cost of proxy solicitation?

We generally bear all costs of soliciting proxies. We have retained and pay a fee to Registrar and Transfer Company to assist in the solicitation of proxies, but we pay no separate compensation solely for the solicitation of proxies. Our directors, officers and employees may solicit proxies by telephone, mail, facsimile, via the Internet or by overnight delivery service. Our directors, officers and employees do not receive separate compensation for these services. We will also, in accordance with the regulations of the SEC, reimburse brokerage firms and other persons representing beneficial owners of our common stock for their reasonable expenses in forwarding solicitation materials to such beneficial owners.

Who can vote at the annual meeting?

Our board of directors has fixed the close of business on Wednesday, February 24, 2010, as the record date for our annual meeting. Only shareholders of record on that date are entitled to receive notice of and vote at the annual meeting. As of February 24, 2010, our only outstanding class of securities was common stock, $5.00 par value per share. On that date, we had 75,000,000 shares authorized, of which 21,082,991 shares were outstanding.

You can vote either in person at the annual meeting (if you, rather than your broker, are the record holder of our stock) or by proxy, whether or not you attend the annual meeting. You may vote your shares by proxy via a toll-free telephone number or on the Internet. If you received a paper copy of the proxy card, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding the three methods of voting by proxy are contained on the proxy card, and instructions regarding voting on the Internet are contained on the Notice.

If you would like to attend the annual meeting in person and need directions, please contact our Director of Investor Relations by e-mail to MWaycaster@renasant.com or by phone at (662) 680-1215.

How many votes must be present to hold the annual meeting?

A “quorum” must be present to hold our annual meeting. A majority of the votes entitled to be cast at the annual meeting constitutes a quorum. Your shares, once represented for any purpose at the annual meeting, are deemed present for purposes of determining a quorum for the remainder of the meeting and for any adjournment, unless a new record date is set for the adjourned meeting. This is true even if you abstain from voting with respect to any matter brought before the annual meeting.

How many votes does a shareholder have per share?

Our shareholders are entitled to one vote for each share held.

What is the required vote on each proposal?

Directors are elected by plurality vote; the candidates in each class up for election who receive the highest number of votes cast, up to the number of directors to be elected in that class, are elected. Shareholders do not have the right to cumulate their votes.

The affirmative vote of a majority of the votes cast at the annual meeting is required for the ratification of the appointment of HORNE LLP as our independent registered public accountants.

How will the proxy be voted, and how are votes counted?

If you vote by proxy (either by properly completing and returning a paper proxy card or voting by telephone or on the Internet), the shares represented by your proxy will be voted at the annual meeting as you instruct, including any adjournments or postponements of the meeting. If you return a signed proxy card but no voting instructions are given, the proxy holders will exercise their discretionary authority to vote the shares represented by the proxy at the annual meeting and any adjournments or postponements as follows:

1.	“FOR” the election of nominees John M. Creekmore, Jill V. Deer, Neal A. Holland, Jr., E. Robinson McGraw, Theodore S. Moll and J. Larry Young as Class 2 directors.

2.	“FOR” the ratification of the appointment of HORNE LLP as our independent registered public accountants for 2010.

If you hold your shares in a broker’s name (sometimes called “street name” or “nominee name”), you must provide voting instructions to your broker. If you do not provide instructions to your broker, your shares will not be voted on any matter on which your broker does not have discretionary authority to vote, which generally includes non-routine matters. A vote that is not cast for this reason is called a “broker non-vote.” Broker non-votes will be treated as shares present for the purpose of determining whether a quorum is present at the meeting, but they will not be considered present for purposes of calculating the vote on a particular matter, nor will they be counted as a vote FOR or AGAINST a matter or as an abstention on the matter. The ratification of independent registered public accountants is generally considered a routine matter for broker voting purposes, but the election of directors is no longer considered a routine matter.

Under Mississippi law, an abstention by a shareholder who is either present in person at the annual meeting or represented by proxy is not a vote “cast” and is counted neither “for” nor “against” the matter subject to the abstention.

How are shares in our 401(k) and employee stock ownership plans voted?

If you are an employee of Renasant or the Bank and participate in our 401(k) plan or our employee stock ownership plan, or our “ESOP,” you can vote the number of shares of common stock equal to your units in the Renasant stock fund maintained in the 401(k) plan and the number of shares allocated to you under the ESOP, each determined as of the close of business on February 24, 2010. On that date, our 401(k) plan held an aggregate of 581,805 shares, or 2.76%, of our common stock, and our ESOP held an aggregate of 320,348 shares, or 1.52%, of our common stock.

The Bank is the trustee of both plans and acts as the proxy. In that capacity, the Bank votes your shares. If you do not timely furnish voting instructions, the trustee will vote your shares or units in the same proportion as the shares or units for which it receives instructions are voted.

Can a proxy be revoked?

Yes.    You can revoke your proxy at any time before it is voted, including a proxy you have granted for shares or units held for your benefit in our 401(k) plan or ESOP. You revoke your proxy (1) by giving written notice to our Secretary before the annual meeting, (2) by granting a subsequent proxy either by telephone or on the Internet or (3) by delivering a signed proxy card dated later than your previous proxy. If you, rather than your broker, are the record holder of our stock, a proxy can also be revoked by appearing in person and voting at the annual meeting. Written notice of the revocation of a proxy should be delivered to the following address: Secretary, Renasant Corporation, 209 Troy Street, Tupelo, Mississippi 38804-4827.

STOCK OWNERSHIP

Does any person own more than 5% of our common stock?

As of March 5, 2010, we had approximately 6,900 shareholders of record. The following table sets forth information regarding the beneficial ownership of our common stock as of March 5, 2010, by each person or entity, including any group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”), known to us to be the beneficial owner of 5% or more of our outstanding common stock. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act and is based upon the number of shares of our common stock outstanding as of March 5, 2010, which was 21,082,991 shares.

Name and Address	Number of Shares Beneficially Owned	Percent Of Class
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	1,438,603(1)	6.82%

BlackRock, Inc. 40 East 52nd Street New York, New York 10022	1,259,963(2)	5.98%

(1)

The amount shown and the following information are based on a Schedule 13G (Amendment No. 1) filed with the SEC on February 8, 2010 by Dimensional Fund Advisors LP (“Dimensional”) reporting beneficial ownership as of December 31, 2009. Of the 1,438,603 shares Dimensional owns, it has sole voting power with respect to 1,400,123 shares and sole dispositive power with respect to all of the shares it owns. Dimensional is a registered investment advisor that furnishes investment advice to four registered investment companies and serves as investment manager to certain other commingled group trusts and separate accounts (these companies, trusts and accounts are referred to as the “Funds”). The Funds are the owners of the shares covered by the Schedule 13G, although no single Fund owns more than 5% of our common stock. Dimensional disclaims beneficial ownership of the shares of our common stock owned by the Funds.

(2)

The amount shown and the following information are based on a Schedule 13G filed with the SEC on January 29, 2010 by BlackRock, Inc. (“BlackRock”) reporting beneficial ownership as of December 31, 2009. BlackRock has sole voting and sole dispositive power with respect to all 1,259,963 shares of our common stock covered by the Schedule 13G. The shares reported are held in trust accounts for the economic benefit of the beneficiaries of those accounts. BlackRock filed the Schedule 13G to amend the most recently-filed Schedule 13G by Barclays Global Investors, NA (“Barclays”) and certain of its affiliates with respect to our common stock. BlackRock acquired Barclays effective as of December 1, 2009. As a result, Barclays and such affiliates are now subsidiaries of BlackRock.

How much stock is beneficially owned by our directors and executive officers?

The following table includes information about the common stock owned by our directors, nominees and executive officers, as of March 5, 2010, including their name, position and the number of shares beneficially owned. Each of the persons listed in the table below under the heading “Directors and Nominees” currently serve as a director of the Company except for Jill V. Deer, who is a nominee for election as a director at the upcoming annual meeting.

Unless otherwise noted, the persons below have sole voting power and investment power with respect to the listed shares (subject to any applicable community property laws). The business address for each of the directors and executive officers listed below is 209 Troy Street, Tupelo, Mississippi 38804-4827.

	Amount and Nature of Beneficial Ownership
	Direct		Options Exercisable Within 60 Days	Other		Total	Percent of Class
Directors and Nominees:
William M. Beasley	50,073		—	12,108	(1)	62,181	*
George H. Booth, II	22,888		—	—		22,888	*
Frank B. Brooks	34,390		—	—		34,390	*
John M. Creekmore	9,719		—	738	(2)	10,457	*
Albert J. Dale, III	61,758	(3)	—	—		61,758	*
Jill V. Deer	1,100		—	—		1,100	*
Marshall H. Dickerson	5,058	(4)	—	—		5,058	*
John T. Foy	19,007		—	—		19,007	*
T. Michael Glenn	5,710		—	—		5,710	*
Richard L. Heyer, Jr.	11,068		—	3,135	(5)	14,203	*
Neal A. Holland, Jr.	57,298		—	160,697	(6)	217,995	1.03%
Jack C. Johnson	31,523		—	14,973	(7)	46,496	*
J. Niles McNeel	46,769		—	2,912	(8)	49,681	*
Theodore S. Moll	22,025		—	3,150	(9)	25,175	*
Michael D. Shmerling	139,834	(10)	—	1,519	(10)	141,353	*
H. Joe Trulove	42,325		—	—		42,325	*
J. Larry Young	10,134		—	671	(11)	10,805	*

Named Executive Officers:
E. Robinson McGraw	68,580	(12)	180,000	673	(12)	249,253	1.18%
Stuart R. Johnson	33,931	(13)	54,000	—		87,931	*
C. Mitchell Waycaster	18,217	(14)	54,000	—		72,217	*
R. Rick Hart	54,420	(15)	46,742	—		101,162	*
Michael D. Ross	7,000	(16)	7,500			14,500	*

Other Executive Officers	106,844		210,125	3,101		320,070	1.52%
All directors, nominees and executive officers as a group (27 persons total)	859,671		552,367	203,677		1,615,715	7.66%

*	Less than 1% of the outstanding common stock, based on 21,082,991 shares of our common stock issued and outstanding as of March 5, 2010.
(1)	Consists of 12,108 shares held by Mr. Beasley’s spouse.
(2)	Consists of 738 shares held by Mr. Creekmore’s children.
(3)	Of the shares owned by Mr. Dale, 29,053 shares are pledged as collateral for a loan.
(4)	Of the 5,058 shares owned by Mr. Dickerson, 4,885 shares are pledged as collateral for a loan.
(5)	Consists of 1,527 shares held by Dr. Heyer’s spouse, 455 held in his children’s name of which he serves as custodian and 1,153 shares held in a trust account for his children.
(6)

Consists of 1,303 shares held in an individual retirement account owned by Mr. Holland’s spouse, of which Mr. Holland is the beneficiary, 7,248 shares held by a family limited partnership, Holland Limited Partnership, and 152,146 shares held by a family limited partnership, Holland Holdings, LP. Of the 160,697 shares listed, 49,918 shares are pledged as collateral for a loan.

(7)

Consists of 6,241 shares held by Germantown Home Builders, Inc. Retirement Plan, for which Mr. Johnson serves as Trustee, and 8,732 shares held by Mr. Johnson’s spouse. Mr. Johnson disclaims beneficial ownership of the shares held by Germantown Home Builders, Inc. Retirement Plan.

(8)	Consists of 2,912 shares held by Mr. McNeel’s spouse.
(9)	Consists of 3,150 shares held by Mr. Moll’s children, for which Mr. Moll serves as custodian.
(10)	The 139,834 shares listed as directly owned are pledged as collateral for a loan. Mr. Shmerling’s other ownership consists of 1,519 shares held by his children.
(11)	Consists of 671 shares held by Mr. Young’s spouse.
(12)

Mr. McGraw is also the Chairman of our board of directors. His direct ownership includes an aggregate of 21,143 shares that are allocated to his accounts under our 401(k) plan and ESOP, over which Mr. McGraw has voting power, and 7,500 shares representing a target award of restricted stock under our LTIP with respect to which he possesses voting and dividend rights. Under the terms of this award, the number of shares of restricted stock is subject to increase or decrease based upon the achievement of certain thresholds related to the Company’s 2010 performance. His other ownership consists of 673 shares held by his son, for which he serves as custodian. Of the shares owned by Mr. McGraw, 17,483 shares are pledged as collateral for a loan.

(13)

Direct ownership includes an aggregate of 29,444 shares allocated to Mr. Johnson’s accounts under our 401(k) plan and ESOP, over which he has voting power, and 1,500 shares representing a target award of restricted stock under our LTIP with respect to which he possesses voting and dividend rights. Under the terms of this award, the number of shares of restricted stock is subject to increase or decrease based upon the achievement of certain thresholds related to the Company’s 2010 performance.

(14)

Includes an aggregate of 12,116 shares that are allocated to Mr. Waycaster’s accounts under our 401(k) plan and ESOP, over which he has voting power, and 2,250 shares representing a target award of restricted stock under the LTIP with respect to which he possesses voting and dividend rights. Under the terms of this award, the number of shares of restricted stock is subject to increase or decrease based upon the achievement of certain thresholds related to the Company’s 2010 performance.

(15)

Mr. Hart is also a member of our board of directors. Direct ownership includes an aggregate of 595 shares that are allocated to his account under our 401(k) plan, over which Mr. Hart has voting power, and 2,250 shares representing a target award of restricted stock under our LTIP with respect to which he possesses voting and dividend rights. Under the terms of this award, the number of shares of restricted stock is subject to increase or decrease based upon the achievement of certain thresholds related to the Company’s 2010 performance. Of the shares listed as directly owned by Mr. Hart, 37,995 shares are pledged as collateral for a loan.

(16)

Includes 1,500 shares representing a target award of restricted stock under our LTIP with respect to which he possesses voting and dividend rights. Under the terms of this award, the number of shares of restricted stock is subject to increase or decrease based upon the achievement of certain thresholds related to the Company’s 2010 performance.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the SEC and the NASDAQ Stock Market, LLC (“Nasdaq”) reports of ownership of our securities and changes in their ownership on Forms 3, 4 and 5. Executive officers, directors and greater than 10% shareholders are required by SEC rules to furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of the reports on Forms 3, 4 and 5 and amendments thereto furnished to us, or written representations from reporting persons that no Form 5 filing was required, we believe that during 2009 our executive officers, directors and greater than 10% owners timely filed all reports they were required to file under Section 16(a), except that one report covering one transaction for Mr. McNeel was inadvertently filed late.

BOARD OF DIRECTORS

How many directors serve on the board, and who are the current directors?

Effective as of the annual meeting, a total of 17 directors serve on our board. There are three classes of directors. H. Joe Trulove, who is not listed below, serves as a Class 3 director and will retire effective as of our annual meeting because he has reached the mandatory retirement age for directors, which is age 72. Assuming that all of our nominees for director are elected, after the annual meeting there will be a total of 18 directors on our board, with six directors in Class 1, six directors in Class 2 and six directors in Class 3. The current term of office for our Class 1 directors expires at the 2012 annual meeting, while the current term of office for our Class 2 directors expires at the 2010 annual meeting, and the current term of office for our Class 3 directors expires at the 2011 annual meeting. With the exception of Jill V. Deer, all of our directors also presently serve on the board of directors of the Bank.

The following lists each director currently serving on our board and includes a brief discussion of the experience, qualifications and skills that led us to conclude that such individual should be and remain a member of our board. Also, Jill V. Deer has been nominated for election as a Class 2 director. Information about Ms. Deer is set forth below in the “Proposals” section under the heading “Proposal No. 1 – Election of Six Class 2 Directors.”

We believe that our board of directors consists of a diverse collection of individuals who possess the integrity, education, work ethic and ability to work with others necessary to oversee our business effectively and to represent the interests of all shareholders, including the qualities listed under the question “Who serves on the nominating and governance committee, and what are its responsibilities?” below (except that Mr. McGraw and Mr. Hart are not independent under the Nasdaq Marketplace Rules). We have attempted below to highlight certain notable experience, qualifications and skills for each director, rather than provide an exhaustive catalog of each and every qualification and skill that a director possesses. Along the same lines, that we discuss a particular qualification or skill with respect to one director but not other directors should not be interpreted to mean that the other directors do not possess such qualification or skill to any extent whatsoever.

Name	Age	Class	Background, Qualifications and Skills

George H. Booth, II Director since 1994	55	1

Background: Mr. Booth is co-owner of Tupelo Hardware Company, a closely held family business primarily engaged in wholesale and retail hardware sales. Mr. Booth has served as president of Tupelo Hardware Company since 2000.

Experience/Qualifications/Skills: Mr. Booth brings a borrower’s and depositor’s perspective to the board. He also provides insight on whether our products and services are responsive to the needs of small business owners.

Frank B. Brooks Director since 1989	66	1

Background: Mr. Brooks has been a cotton farmer since 1959 and has served as president of Yalobusha Gin Company, Inc., a cotton gin located in Yalobusha County, Mississippi, since 1992.

Experience/Qualifications/Skills: Mr. Brooks has served as Audit Committee Chairman for two other organizations. We use his leadership and knowledge to ensure appropriate oversight of our financial reporting and operational risks. In addition, Mr. Brooks experience running businesses servicing other farmers provides insight on the needs of small business owners and on our agricultural lending operations.

Albert J. Dale, III Director since 2007	59	1

Background: Mr. Dale has served as president of Dale, Inc., since 1985. Dale, Inc., a company located in Nashville, Tennessee, is a specialty contractor and an authorized distributor of custom building products. He was appointed as a director upon the completion of our acquisition of Capital Bancorp, Inc., or Capital, in July, 2007.

Experience/Qualifications/Skills: As a supplier of businesses and consumers, Mr. Dale’s professional experience provides the Board with insight from the customer’s perspective on the needs and risks associated with business development. In addition, Mr. Dale brings to the board an intimate knowledge of Nashville, Tennessee, one of our targeted growth markets. We rely on Mr. Dale for advice on where and how to serve the Nashville metropolitan area.

Name	Age	Class	Background, Qualifications and Skills

John T. Foy Director since 2004	62	1

Background: Mr. Foy is retired. From February, 2004 until February, 2008 he served as president and chief operating officer of Furniture Brands International, Inc. During that time, he was also a member of the board of directors of Furniture Brands International. Prior to 2004 he served as president and chief executive officer of Lane Furniture Industries. Furniture Brands International and Lane Furniture Industries are engaged in the manufacture of upholstered and wooden furniture.

Experience/Qualifications/Skills: Furniture manufacturing represents a major segment of the economy in our North Mississippi markets. We believe that Mr. Foy’s broad experience in the furniture manufacturing industry gives us an advantage in soliciting these types of customers, as well as customers in the manufacturing industry in general. Also, Mr. Foy’s experience as the president and a director of Furniture Brands International, Inc., a publicly-traded company, provides him with insights on corporate governance.

T. Michael Glenn Director since 2008	54	1

Background: Mr. Glenn has been the executive vice president of market development and corporate communications for FedEx Corporation since 1998. He also serves as president and chief executive officer of FedEx Services, a subsidiary of FedEx Corporation. From June, 1994 to January, 1998, he served as senior vice president, marketing and corporate communications, for FedEx. Mr. Glenn is also a director of Pentair, Inc.

Experience/Qualifications/Skills: Mr. Glenn’s position at FedEx, a Fortune 100 company, centers around growing a company within its markets. We take advantage of Mr. Glenn’s knowledge on this subject whenever we are evaluating growth opportunities. As a director of Pentair, Inc., a publicly-traded company, Mr. Glenn has experience in the area of corporate governance that is an asset to us.

Jack C. Johnson Director since 2004	67	1

Background: Mr. Johnson has served as president of Germantown Home Builders, Inc., located in Germantown, Tennessee, since 1974. Since March, 2001, he has also served as the chief manager of Colonnade, LLC, a company engaged in the leasing of storage and office space in Memphis, Tennessee. Mr. Johnson was appointed as a director upon the completion of our acquisition of Renasant Bancshares, Inc. in 2004.

Experience/Qualifications/Skills: The Memphis metropolitan area is another one of our key growth markets, and Mr. Johnson’s knowledge of this area helps us develop the appropriate strategy to expand our operations in Memphis. In addition, Mr. Johnson’s business background is in commercial real estate. He gives the board an insight on trends in the commercial real estate markets shaped by years of experience.

John M. Creekmore Director since 1997	54	2

Background: Mr. Creekmore has engaged in the practice of law since 1987 as the owner of the law firm Creekmore Law Office, PLLC.

Experience/Qualifications/Skills: As a lawyer, Mr. Creekmore brings a legal point of view to the risks and other challenges that we face. He also provides us with insights regarding the legal implications of our plans and strategies. Finally, Mr. Creekmore lives and works in Amory, Mississippi, and helps shape our policies with respect to our smaller markets.

Name	Age	Class	Background, Qualifications and Skills

Neal A. Holland, Jr. Director since 2005	53	2

Background: Mr. Holland has been president of Holland Company, Inc., a diversified sand, stone and trucking company in Decatur, Alabama, since 1980. He is also the chairman and CEO of Alliance Sand and Aggregates, LLC and owner and president of Cedar Ridge Golf Course, Inc. Mr. Holland was appointed as a director upon the completion of our acquisition of Heritage Financial Holding Corporation, or Heritage.

Experience/Qualifications/Skills: When we acquired Heritage in 2005, we moved into our Alabama markets for the first time. At that time, and continuing today, Mr. Holland has given us valuable advice in shaping our policies and strategies in these markets. Mr. Holland’s service on the board and executive committee of Heritage has given him added experience and insight to the risks associated with serving on the board of a publicly-traded financial institution. As the owner of multiple businesses, he also is able to add a borrower’s perspective to the board’s discussions.

E. Robinson McGraw Director since 2000	63	2

Background: Mr. McGraw has served as our and the Bank’s President and Chief Executive Officer since 2000. Since June, 2005, Mr. McGraw has also served as Chairman of our and the Bank’s board of directors. Mr. McGraw served as Executive Vice President and General Counsel of the Bank prior to becoming our Chief Executive Officer.

Experience/Qualifications/Skills: It is unlikely that there is any individual that has a more intimate knowledge of our history, our current operations and our future plans than Mr. McGraw. His insight is an essential part of formulating our plans and strategies. Mr. McGraw’s legal background and years of experience with the Company provides the board an additional resource on legal implications and the regulatory requirements specifically attributable to the banking industry and financial institutions.

Theodore S. Moll Director since 2002	67	2

Background: Mr. Moll has been with MTD Products, a company primarily engaged in the production of outdoor power equipment, since 1965. Mr. Moll presently serves as chairman of its board of directors.

Experience/Qualifications/Skills: In his professional experience, Mr. Moll has garnered a deep understanding of the financial and accounting aspects of large organizations. He provides us with an understanding of the impact of financial and accounting issues on our proposed strategies. He also provides the board with guidance regarding the oversight of large, multifaceted entities like Renasant. Mr. Moll serves as our audit committee financial expert, but this was not the sole criteria used by the board in concluding that Mr. Moll should serve as one of our directors.

J. Larry Young Director since 1982	71	2

Background: Mr. Young has been employed as a part-time pharmacist with Fred’s Pharmacy in Pontotoc, Mississippi, since 1998. Prior to 1998, Mr. Young was a pharmacist for and a partner in Ramsey-Young Pharmacy. He has also served as vice chairman and lead director of our board of directors since June, 2005.

Experience/Qualifications/Skills: Mr. Young is the longest-tenured member of the board. Over the course of his service, he has developed a detailed understanding of us and the banking industry in general, as well as the qualities and practices that are essential for creating a cohesive, smoothly-functioning board of directors.

Name	Age	Class	Background, Qualifications and Skills

William M. Beasley Director since 1989	58	3

Background: Mr. Beasley has engaged in the practice of law as a partner of the law firm of Phelps Dunbar LLP since 1999 and has practiced law since 1975.

Experience/Qualifications/Skills: Like Mr. Creekmore, Mr. Beasley brings a legal perspective to our operations. His analysis of the legal implications of our strategies is important to our mitigation of legal risk. In addition, Mr. Beasley invests and holds real estate in our Mississippi markets. His experience with these real estate investments provides the board with insight on the trends and risks associated with residential and commercial real estate within all of our markets.

Marshall H. Dickerson Director since 1996	60	3

Background: Mr. Dickerson has been the owner and manager of Dickerson Furniture Company, a company primarily engaged in retail home furnishings sales, since 1978.

Experience/Qualifications/Skills: Mr. Dickerson has owned and operated his own business for over 32 years. As a small business owner, he understands the capital needs and other challenges that many of our small business customers face on a daily basis; he also understands the services that a small business owner requires from its banking relationship. We believe that Mr. Dickerson’s insights on these topics help us tailor our products, as well as our customer service operations, to meet the needs of this important segment of our business.

R. Rick Hart Director since 2007	61	3

Background: Mr. Hart has served as an Executive Vice President of the Company and President of the Tennessee Division and Middle Tennessee Division of the Bank since July, 2007. Prior to our acquisition of Capital, Mr. Hart served as chairman, president, chief executive officer and organizer of Capital Bank & Trust Company, in Nashville, Tennessee since 1994. Mr. Hart was appointed as a director upon the completion of our acquisition of Capital.

Experience/Qualifications/Skills: With Mr. Dale and Mr. Shmerling, Mr. Hart has provided valuable assistance in integrating Capital’s operations with our own. Mr. Hart brings the experience of a Nashville banker to the board, helping to formulate our plans for the Nashville market. Along with Mr. McGraw, Mr. Hart serves as a liaison between the board and our employees, keeping the board abreast of the employee concerns and morale.

Richard L. Heyer, Jr. Director since 2002	53	3

Background: Dr. Heyer has served as a physician and partner of Tupelo Anesthesia Group, P.A. since 1989. In addition, Dr. Heyer has served a President of TAG Billing, LLC, a billing service provider in the medical industry.

Experience/Qualifications/Skills: As the sole physician on our board, Dr. Heyer brings a different perspective to the challenges that our board faces. Dr. Heyer’s background and experience is important in the formulation of board policy. Dr. Heyer is also a business owner and adds this perspective to board discussions.

Name	Age	Class	Background, Qualifications and Skills

J. Niles McNeel Director since 1999	63	3

Background: Mr. McNeel has engaged in the practice of law as a partner of the law firm of McNeel and Ballard since 1983.

Experience/Qualifications/Skills: Mr. McNeel’s practice is based in Louisville, Mississippi, giving him insight into the issues facing our customers in our smaller markets. As an attorney, Mr. McNeel also brings a legal perspective to the board’s deliberations and analysis.

Michael D. Shmerling Director since 2007	54	3

Background: Mr. Shmerling has served as chairman and chief executive officer of Choice Food Group, a manufacturer and distributor of food products, since July, 2007. Mr. Shmerling served as a senior advisor to Kroll, Inc., a risk consulting company, from August, 2005 to June, 2007 and an executive vice president of Kroll, Inc. from August, 2000 to June, 2005. Mr. Shmerling was appointed as a director upon the completion of our acquisition of Capital. Mr. Shmerling is also a director for Healthstream, Inc.

Experience/Qualifications/Skills: Mr. Shmerling’s business and philanthropic endeavors in the Nashville market provide us with opportunities to create new business relationships and grow market share in this key market. In addition, his professional history as a licensed CPA for 33 years in public and private practice provides the board with a broad range of financial knowledge and business acumen. Mr. Shmerling is experienced in assessing and mitigating risk and formulating policies designed to minimize risk exposure. In addition, his experience as an officer and director of publicly-traded companies gives the board another resource for issues specific to publicly-traded companies in the areas of financial reporting and corporate governance.

Are the directors independent?

Our board has determined that each of William M. Beasley, George H. Booth, II, Frank B. Brooks, John M. Creekmore, Albert J. Dale, III, Marshall H. Dickerson, John T. Foy, T. Michael Glenn, Richard L. Heyer, Jr., Neal A. Holland, Jr., Jack C. Johnson, J. Niles McNeel, Theodore S. Moll, Michael D. Shmerling and J. Larry Young is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules. The board has also determined that Jill V. Deer, a nominee for election as a Class 2 director, will be an “independent director” under the Nasdaq Marketplace Rules if she is elected to the board. Finally, H. Joe Trulove, who will retire from the board effective as of the 2010 Annual Meeting of Shareholders, is an “independent director,” and Harold B. Jeffreys, who resigned from the board as of the 2009 annual meeting, was an “independent director.”

The board considered the relationships between our directors and Renasant or the Bank when determining each director’s status as an “independent director” under Rule 5605(a)(2) of the Nasdaq Marketplace Rules. In addition to the relationships listed below under the questions “Are directors and officers indebted to the Bank?” and “Are there any other related party transactions?” the board considered the following relationships:

•

We and the Bank employ Phelps Dunbar LLP, a law firm of which William M. Beasley is a partner, to provide advice in various legal areas, including employee benefits and general corporate and securities law.

•	The Bank employs the Creekmore Law Office, owned by John M. Creekmore, as local counsel for its community bank at Amory, Mississippi.
•	The Bank employs McNeel and Ballard, a law firm of which J. Niles McNeel is a partner, as local counsel for its community bank at Louisville, Mississippi.
•	The Bank leased a property in Nashville, Tennessee from a general partnership in which Michael D. Shmerling, is a partner. The lease expired in January, 2009.

The board determined that none of these relationships affected the status of the relevant director as an “independent director.” Furthermore, we are not aware of any family relationships between any director, executive officer or person nominated to become a director or executive officer.

What is the board’s leadership structure, and why have we selected this structure?

E. Robinson McGraw serves as chairman of the board of the Company and the Bank, while J. Larry Young serves as “lead director.” The members of the board who meet the definition of “independent director” under the Nasdaq Marketplace Rules select our lead director, except that no lead director is required to be selected if the chairman of the board qualifies as an “independent director.” The lead director’s responsibilities are explained below.

We have chosen a board leadership structure with Mr. McGraw serving as our chairman because we believe this structure results in a single voice speaking for the Company and presents a unified and clear chain of command. Also, the chairman of the board is expected to manage the board in performing its duties and lead board discussion. As our and the Bank’s President and Chief Executive Officer, Mr. McGraw is ideally positioned to provide insight on the current status of our overall operations, our future plans and prospects and the risks that we and the Bank face. Thus, the individual with the most knowledge about us and the Bank and our respective operations is responsible for leading the board’s discussions. The board retains the authority to separate the positions of chairman and chief executive officer if it finds that the board’s responsibilities can be better fulfilled with a different structure.

We also have a lead director. The lead director serves as an independent counterbalance to the chairman, ensuring that all of our directors’ concerns are addressed and otherwise facilitating robust discussions among the entire board (which, as noted above, is comprised almost entirely of “independent directors”). In terms of board leadership, we view the lead director as essentially a co-equal with the chairman of the board, especially in light of Mr. Young’s 28 years of service on the board. Also, at each meeting the lead director calls the board into executive session (that is, a meeting of only those directors who are “independent directors” under the Nasdaq Marketplace Rules) to discuss matters outside the presence of the chairman and other non-independent directors.

Our Bylaws contain a complete description of the lead director’s responsibilities, but, in general, the lead director is responsible for:

•	With Mr. McGraw, scheduling and setting the agenda for board meetings;
•	Scheduling, setting the agenda for, and chairing all executive sessions of the “independent directors” of the board;
•	Determining the appropriate materials to be sent to directors for all meetings;
•	Acting as a liaison between the board and Mr. McGraw and our other executive officers;
•	Assisting the compensation committee in evaluating Mr. McGraw’s performance;
•	Assisting the nominating and governance committee in assessing the board’s committee structure and each committee’s performance; and
•	Overseeing the board’s communications with our shareholders.

In addition to these specific duties, we expect the lead director to familiarize himself with the company and the banking industry in general. He also is expected to keep abreast of developments in the principles of good corporate governance. The lead director is also a member of the executive committee of the board.

What is the board’s role in risk oversight?

Although the full board of directors is ultimately responsible for the oversight of our risk management processes, the board is assisted in this task by a number of its committees. These committees are primarily responsible for considering and overseeing the risks within their particular area of concern. For example, the audit committee focuses on financial reporting and operational risk. As provided in its charter, the audit committee meets regularly with management, our independent registered public accountants and our internal auditors, to discuss the integrity of our financial reporting processes and internal controls as well as the steps that have been take to monitor and control risks related to such matters. Our loan committee is primarily responsible for credit and other risks arising in connection with our lending activities. The investment committee monitors our interest rate risk, with the goal of structuring our asset-liability composition to maximize net interest income while minimizing the adverse impact of changes in interest rates on net interest income and capital. Finally, the compensation committee, whose duties are described in more detail below, evaluates the risks that our executive compensation programs may generate.

Each committee meets regularly with management to ensure that management has properly identified all of the risks within such committee’s area of responsibility and is adequately monitoring, and where necessary taking appropriate action to mitigate, the applicable risks. At each board meeting, the committee chairman provides a report to the full board of directors on issues related to its risk oversight duties.

How are directors compensated?

The compensation committee recommends the compensation for our non-employee directors; our board of directors adopts or modifies the recommendation. During 2009 each non-employee director was paid a cash retainer of $22,500, which was prorated and paid monthly. The lead director was paid an additional $6,500 in addition to the annual fee. The chairman of the audit committee was paid $1,000, while the other members of the audit committee were paid $500, for each audit committee meeting attended in 2009. Except for audit committee meetings, non-employee directors were paid $350 for each committee meeting attended. We also pay our directors fees for service on our state bank boards. During 2009, each of our non-employee directors who served on one of our state bank boards was paid a cash retainer of $2,000, which was prorated and paid monthly. Each non-employee director was paid a $200 fee for attendance at state bank board committee meetings. We expect to pay our non-employee directors similar fees in 2010. Directors who are also our employees receive no additional compensation for their service as directors, but they are reimbursed for any direct expenses incurred to attend our meetings.

During 2009, the Bank maintained two types of deferred compensation plans in which our non-employee directors were eligible to participate. Under one plan, the Deferred Stock Unit Plan (or the “DSU Plan”), deferred retainer and fees are deemed invested in units representing shares of our common stock and are credited with dividend equivalent units as and when we pay dividends. Under the other plan, the Directors’ Deferred Fee Plan (or the “Deferred Fee Plan”), deferred retainer and fees are notionally invested in accordance with the instructions of each participating director. Investment alternatives offered under the Deferred Fee Plan include, among others, a notional investment based upon the Moody’s Average Corporate Bond Rate, or the Moody’s Rate, which was a weighted average interest rate of 6.65% in 2009. For deferrals made before 1989, a participating director may also direct the notional investment of such amounts in interest credited at 130% of the Moody’s Rate, which was a weighted average interest rate of 8.64% in 2009. For both plans, deferral elections are made annually, before the beginning of each year, and all compensation is available for deferral. Amounts held under either plan are payable when a director ceases to serve as a member of the board or attains a specified age.

Our directors may elect coverage under the Bank’s group medical and dental plans for themselves and their eligible dependents. Directors pay for coverage at the premium rates charged, from time to time, to active employees of the Company and the Bank. The Bank also provides term life and accidental death and dismemberment insurance to our directors, each with a face amount equal to $10,000.

The following table summarizes the compensation paid to our non-employee directors during the 2009 fiscal year:

Director Compensation for 2009

Name	Fees Earned or Paid in Cash(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2)	All Other Compensation(3)	Total
William M. Beasley	$27,750	$4,008	$10,749	$42,507
George H. Booth, II	28,450	3,544	10,749	42,743
Frank B. Brooks	40,450	4,265	5,554	50,269
John M. Creekmore	30,900	2,989	3,191	37,080
Albert J. Dale, III	34,325	4,048	20,618	58,991
Marshall H. Dickerson	37,600	1,970	10,749	50,319
John T. Foy	39,000	—	5,916	44,916
T. Michael Glenn	28,675	—	25	28,700
Richard L. Heyer, Jr.	26,350	1,854	25	28,229
Neal A. Holland, Jr.	37,575	—	1,425	39,000

Director Compensation for 2009

Name	Fees Earned or Paid in Cash(1)		Change in Pension Value and Nonqualified Deferred Compensation Earnings(2)	All Other Compensation(3)	Total
Harold B. Jeffreys	17,825		—	17,187	35,012
Jack C. Johnson	40,850	(4)	453	5,916	47,219
J. Niles McNeel	28,100		—	5,916	34,016
Theodore S. Moll	35,350		1,512	25	36,887
Michael D. Shmerling	33,525		—	26,447	59,972
H. Joe Trulove	30,200		107	5,310	35,617
J. Larry Young	42,000		10,316	5,916	58,232

(1)	Includes amounts voluntarily deferred to either the DSU Plan or the Deferred Fee Plan.
(2)

Includes above-market earnings on retainer and fees deferred under the Deferred Fee Plan. Earnings are considered above-market if the interest rate earned on deferred amounts exceeded 120% of the applicable federal long-term rate with compounding.

(3)

Includes (a) the portion of medical and dental plan premiums paid by us for directors electing such coverage, (b) term life and accidental death and dismemberment premiums in the amount of $25 for each director, (c) as to Mr. Dale and Mr. Shmerling, a lump sum payment of $15,873 and $16,262, respectively, to terminate their interest in the Capital Life Insurance Endorsement Method Split Dollar Plan and (d) as to Mr. Holland a $1,400 payment under an incentive plan available to all employees and directors.

(4)

Includes a $5,700 fee paid to Mr. Johnson for his service as chairman of the West Tennessee State Board of Renasant Bank as required under our merger agreement with Renasant Bancshares, Inc. This obligation expired June  30, 2009.

How many meetings did the board hold during 2009?

Our board held eight meetings during 2009. All directors attended at least 75% of the total number of board meetings and the meetings of the committees on which they served. The Bank’s board met eight times during 2009. The members of the board who are “independent directors” under Nasdaq Rule 5605(a)(2) met in executive session six times during 2009.

We do not have a policy requiring director attendance at our annual meeting. All of our current directors attended the 2009 annual meeting. We expect our entire board to attend this year’s annual meeting.

What committees has the board established?

In addition to the loan committee and other committees of the board, the board of directors has established an audit committee, a compensation committee and a nominating and governance committee. The composition and responsibilities of the audit committee and the nominating and governance committee are described below. The composition and responsibilities of the compensation committee are described in the “Compensation Discussion and Analysis” section below under the question “Who is responsible for determining executive compensation?”

As noted above, Mr. Trulove will retire from the board at the 2010 annual meeting. At that time, he will also retire from the respective committees on which he serves. Upon his resignation at the 2009 annual meeting, Mr. Jeffreys also resigned his service on the audit and compensation committees.

Who serves on the audit committee, and what are its responsibilities?

Frank B. Brooks, Marshall H. Dickerson, John T. Foy, Theodore S. Moll, Michael D. Shmerling, and J. Larry Young are the members of the audit committee. The board has determined that each member of the audit committee is an “independent director” as defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules and that each meets the criteria for independence in Rule 10A-3 of the Exchange Act. The board has determined that Theodore S. Moll qualifies as an “audit committee financial expert” under applicable SEC rules and regulations and satisfies the “financial sophistication” requirements under Rule 5605(c)(2)(A) of the Nasdaq Marketplace Rules. During 2009, the audit committee held 16 meetings.

The audit committee has adopted a written charter, a copy of which is available at www.renasant.com, by clicking on “Corporate Overview”, and then “Governance Documents”, and then “Audit Committee Charter”. The audit committee reviews our financial reporting process on behalf of the board of directors. The audit committee’s duties and responsibilities include the following:

•	Appointing, compensating and overseeing our independent registered public accountants;

•	Monitoring the integrity of our financial reporting process and system of internal controls;
•	Monitoring the independence and performance of our independent registered public accountants and internal auditing department;
•	Pre-approving all auditing and permitted non-audit services provided by our independent registered public accountants;
•	Providing an avenue of communication among our independent registered public accountants, management, the internal auditing department, and the board of directors; and
•

Establishing procedures for (1) the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters, and (2) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

Who serves on the nominating and governance committee, and what are its responsibilities?

The nominating and governance committee interviews, evaluates, nominates and recommends individuals for membership on our board of directors and the board’s committees. The members of the nominating and governance committee are John M. Creekmore, Marshall H. Dickerson, Neal A. Holland, Jr., Jack C. Johnson, Theodore S. Moll, Michael D. Shmerling and J. Larry Young. Each of the current members of the nominating and governance committee is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules. During 2009, the nominating and governance committee held four meetings.

The nominating and governance committee has adopted a written charter, a copy of which is available at www.renasant.com, by clicking on “Corporate Overview”, and then “Governance Documents”, and then “Nominating and Governance Committee Charter”.

The nominating and governance committee evaluates potential new directors based upon the needs of the board and the Company. The committee’s objective is to craft a board composed of individuals with a broad mix of backgrounds and experiences and possessing, as a whole, all of the skills and expertise necessary to guide a publicly-traded company like us in the prevailing business environment. The committee uses the same criteria to assess all candidates for director, whether proposed by the committee itself, by a shareholder or otherwise. In addition to the eligibility requirements in our Bylaws, the criteria include, without limitation, whether the candidate possesses the following qualifications and qualities:

•	Independence for purposes of Rule 5605(a)(2) of the Nasdaq Marketplace Rules and SEC rules and regulations;
•	Experience in banking, or in marketing, finance, legal, accounting or other professional disciplines;
•	Familiarity with and participation in the local communities in which we do business;
•	Prominence and reputation in his or her profession;
•	Record of honest and ethical conduct, personal integrity and independent judgment;
•	Ability to represent the interests of our shareholders; and
•	Ability to devote time to the board of directors and to enhance their knowledge of our industry.

Neither the board nor the nominating and governance committee has adopted a formal policy with regard to the consideration of diversity when evaluating candidates for election to the board. However, the nominating and governance committee believes that board membership should reflect diversity in its broadest sense, and so it does consider a candidate’s experience, education, geographic location and difference of viewpoint when evaluating his or her qualifications for election the board. Whenever the nominating governance committee evaluates a potential candidate, the committee considers that individual in the context of the composition of the board as a whole.

Usually, nominees for election to the board are proposed by members of our existing board. The nominating and governance committee also considers candidates that shareholders and others recommend. In 2009, the nominating and governance committee anticipated the need to replace Mr. Trulove upon his retirement and undertook a search for a replacement. In light of Mr. Jeffreys’ retirement at the 2009 annual meeting, the committee decided that the board would benefit from a second individual with knowledge of our Alabama markets, in addition to Mr. Holland. Mr. Holland recommended Ms. Deer for election as a director, and the nominating and governance committee approved this recommendation. Shareholder recommendations should be addressed to: Secretary, Renasant Corporation, 209 Troy Street, Tupelo, Mississippi 38804-4827. Your recommendations must be submitted to us no earlier than December 21, 2010, and no later than January 20, 2011, for consideration as a possible nominee for election to the board at our 2011 annual meeting.

The specific requirements of our advance notice and eligibility provisions, which apply to shareholder recommendations of candidates for director, are set forth in Article III, Section 9 of our Bylaws, as amended, a copy of which is available upon request. Among other things, however, a shareholders’ notice must include the following information as to each nominee:

•	The reason for making the nomination;
•

All arrangements or understandings between or among the recommending shareholder(s) and the nominee, as well as any information that would have to be disclosed under Item 404 of Regulation S-K if the recommending shareholder (and any beneficial owner on whose behalf the recommendation has been made) was the registrant;

•

All information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors in a contested election pursuant to Regulation 14A under the Exchange Act; and

•	The nominee’s written consent to being named in the proxy statement and to serve as a director if elected.

The shareholders’ notice must also set forth the name and address of the nominating shareholder and information relating to, among other things (1) all direct and indirect ownership interests (including hedges, short positions and derivatives) and economic interest in our stock (such as rights to dividends) and all proxies to vote our stock held by the nominating shareholder, and (2) all other information that the shareholder would be required to disclose under Section 14 of the Exchange Act in connection with the solicitation of proxies by such shareholder. If a shareholder intends to recommend a nominee for election as director, or proposes any other business for consideration at an annual meeting, on behalf of the beneficial owner of the shares that the recommending shareholder is the record owner of, the recommending shareholder must also provide the information described above with respect to the beneficial owner.

How does the board respond to shareholder questions?

The board has not adopted a formal procedure that you must follow to send communications to it, but it does have informal procedures, described below, which it believes adequately facilitate shareholder communications with the board.

Shareholders can send communications to the board by contacting our Director of Investor Relations in one of the following ways:

•	By writing to Renasant Corporation, 209 Troy Street, Tupelo, Mississippi 38804-4827; Attention: Director of Investor Relations;
•	By e-mail to MWaycaster@renasant.com; or
•	By phone at (662) 680-1215.

If you request information or ask questions that can more efficiently be addressed by management, our Director of Investor Relations will respond to your questions instead of the board. The Director of Investor Relations will forward to the audit committee any communication concerning employee fraud or accounting matters and will forward to the full board any communication relating to corporate governance or those requiring action by the board of directors.

Are directors and officers indebted to the Bank?

Certain of our directors and officers, businesses with which they are associated, and members of their immediate families are customers of the Bank and have entered into loan transactions with the Bank. In the opinion of the board of directors, these transactions were made in the ordinary course of the Bank’s business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectability or present other unfavorable features

Are there any other related party transactions?

The Bank employs the son of R. Rick Hart, who is an executive vice president, a member of our board of directors and the president of the Tennessee Division of the Bank, as a vice president. Mr. Hart’s son was an employee of Capital prior to the merger and continues to work in the same capacity at our branch located in Nashville, Tennessee. His salary is consistent with the salary paid to similarly-situated employees of the Bank.

What are our policies and procedures for the review, approval and ratification of related party transactions?

We expect our directors, officers and employees to act and make decisions that are in our best interests and encourage them to avoid situations which present a conflict between our interests and their own personal interests. Under our code of ethics, our directors, officers and employees are prohibited from taking any action that may make it difficult for them to perform their duties, responsibilities and services to us in an objective and fair manner. A copy of our Code of Ethics is available at www.renasant.com under “Code of Ethics.”

The entire board of directors is responsible for reviewing and approving or ratifying all material transactions between us and our subsidiaries with any related party. To identify related party transactions, each year we require our directors and officers to complete Director and Officer Questionnaires identifying any transactions with us in which the officer or director or their immediate family members have an interest. When the board reviews, approves or ratifies related party transactions, the director associated with the matter must abstain from voting and, typically, is not present while discussions and deliberations are held. Related parties include any of our directors or executive officers, and their immediate family members. The types of transactions that must be reviewed and approved include extensions of credit and other business relationships.

We review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with our interests. Our Code of Ethics requires all directors, officers and employees who may have a potential or apparent conflict of interest to immediately notify the chairman of the audit committee. Other than our Code of Ethics, our related party transaction policy is not in writing.

Are there any legal proceedings involving a director and Renasant or the Bank?

We are not aware of any current legal proceedings involving any of our directors and either the Bank or us.

EXECUTIVE OFFICERS

Who are our executive officers?

The names, ages, positions and business experience of our principal executive officers, except for Mr. McGraw and Mr. Hart, are listed below. Because they are also members of our board, information about Mr. McGraw and Mr. Hart appeared previously under the heading “Board of Directors.” All of our executive officers are appointed annually by the board of directors and serve at the discretion of the board except for Mr. McGraw and Mr. Hart, each of whom is party to an employment agreement.

Name	Age	Position

J. Scott Cochran	46

Our Executive Vice President and President of the Mississippi Division of the Bank since April 2007; he served as Administrative Officer of the Bank’s Corporate Banking Division from March, 2005 to April, 2007. Prior to March, 2005, he served as Senior Commercial Lending Officer.

Stephen M. Corban	54

Our Executive Vice President and General Counsel since July, 2003; he has also served as Senior Executive Vice President and General Counsel of the Bank since July, 2003. Mr. Corban was a partner in the law firm Mitchell, Voge, Corban, and Hendrix LLP, from 1998 until June, 2003.

James W. Gray	53

Our Executive Vice President since February, 2003; he has also served as Senior Executive Vice President of the Bank since April, 1996. Mr. Gray has served as Strategic Planning Director of the Bank since November, 2000. He was Chief Operations Officer of the Bank from November, 1998, until October, 2000.

Name	Age	Position

Stuart R. Johnson	56

Our Executive Vice President since February, 2003 and Chief Financial Officer since April, 1996. Mr. Johnson has served as Senior Executive Vice President, Chief Financial Officer, and Cashier of the Bank since April, 1996.

Harold H. Livingston	61

Our Executive Vice President since April, 2005, and Senior Executive Vice President and Chief Credit Officer of the Bank since January, 2002. Mr. Livingston served as Senior Vice President of the Bank from 1983 until January, 2002.

Michael D. Ross	45

Our Executive Vice President and President of the Alabama Division of the Bank since September, 2007. Mr. Ross was executive vice president for Commercial Banking and Sales for Regions Bank in Birmingham, Alabama. Prior to his service at Regions, Mr. Ross was with SouthTrust Corporation of Birmingham, Alabama in various leadership positions for over 15 years.

Claude H. Springfield, III	62

Our Executive Vice President since April, 2005, and Senior Executive Vice President and Chief Credit Policy Officer of the Bank since October, 2000. Mr. Springfield served as Executive Vice President of the Bank from 1993 until September, 2000.

C. Mitchell Waycaster	51

Our Executive Vice President since April, 2005, and the Senior Executive Vice President and Chief Administrative Officer of the Bank since April, 2007. Mr. Waycaster served as President of the Mississippi Division of Renasant Bank from January, 2005 to April, 2007; previously Mr. Waycaster served as Executive Vice President and Director of Retail Banking of the Bank from 2000 until December, 2004.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis section, or CD&A, describes the Company’s compensation program for our named executive officers, or NEOs. Our NEOs for 2009 are Mr. McGraw, Mr. Johnson, Mr. Hart, Mr. Waycaster and Mr. Ross. The total amount of all compensation we paid to our executives during 2009 determines who is treated as a NEO for that year.

As more fully described below, our compensation committee is charged with establishing, reviewing and administering our executive compensation program, including making recommendations to the board about the compensation of our named executive officers. Except as may be limited by applicable law, stock exchange rules and its charter, the compensation committee may delegate its authority to the extent it deems necessary or appropriate. Responsibility for the ministerial or day to day administration of our executive compensation program has been delegated to officers of the Bank.

Who is responsible for determining executive compensation?

The compensation committee recommends to our board the amount and type of compensation for our named executive officers and our directors, but the members of our board who are “independent directors,” as defined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules, finally determine the amount and type of compensation that is payable to our NEOs. The committee consists of Frank B. Brooks, John M. Creekmore, Albert J. Dale, III, T. Michael Glenn, Neal A. Holland, Jr., J. Larry Young and J. Niles McNeel, who is the chairman. Each member of the compensation committee is an “independent director”. Each member is also a “non-employee director,” as defined in Rule 16b-3 promulgated under the Exchange Act. The compensation committee meets with the frequency necessary to perform its duties and responsibilities. The committee met a total of five times during 2009.

The compensation committee has adopted a written committee charter that details its authority, powers and responsibilities, a copy of which is available at www.renasant.com, by clicking on “Corporate Overview”, and then “Governance Documents”, and then “Compensation Committee Charter”. The committee periodically reviews the charter and makes appropriate revisions.

The compensation committee usually determines its recommendations for our named executive officers’ compensation for the year at its January meeting or in December of the previous year. At this meeting, the committee evaluates the performance of our NEOs during the past year and then determines its recommendations for base salaries and individual grants of stock options and awards of restricted stock for the upcoming year. Recommendations for grants and awards for our 2009 fiscal year were made at the committee’s December, 2008 meeting; similar recommendations for our 2010 fiscal year were made at the committee’s January, 2010 meeting. In each case, the committee’s recommendations were adopted by the independent directors of the board at its December, 2008 and its January, 2010, meeting, respectively. In addition, at this meeting, the committee determines the amount of our NEOs’ annual cash bonuses for the year about to conclude and, to the extent any equity compensation for that year was contingent on the attainment of performance goals, determines whether and to what extent the goals have been satisfied.

Role of Our Officers. Our executive officers compile and provide information, make recommendations, and assist in the management and administration of our executive compensation plans. Their responsibilities may include, but are not limited to, the following:

•	Recommending pay levels and option grants and restricted stock awards for key executive officers, other than our chief executive officer;
•	Recommending changes to ensure that our compensation programs remain competitive and aligned with our objectives; and
•

Providing information and data to the committee, including but not limited to (1) information concerning Company and individual performance, (2) information concerning the attainment of our strategic objectives, (3) the common stock ownership of each executive and his option holdings, (4) information about equity compensation plan dilution, (5) quantification of all forms of compensation payable to our executives, and (6) peer group compensation and performance data.

Our executive officers may attend meetings at the request of the committee, except that Mr. McGraw is not present during the deliberations of his compensation. A portion of each of the five meetings held during 2009 was an executive session during which none of our executive officers was present.

Using Compensation Consultants. The compensation committee has the authority to engage compensation consultants to assist it in determining the amount and/or form of executive compensation. The committee did not retain any consultants in 2009.

What are the objectives of our compensation program?

The fundamental purpose of our executive compensation program is to assist us in achieving our financial and operating performance objectives. Specifically, our compensation program has three basic objectives:

•	To attract, retain and motivate our executive officers, including the named executive officers;
•	To reward executives upon the achievement of measurable corporate, business unit and individual performance goals; and
•	To align each executive’s interests with the creation of shareholder value.

What are the specific elements of the compensation program, and what are they intended to address and reward?

Our compensation program consists of five elements:

•

Base salary: This element is intended to directly reflect an executive’s job responsibilities and his value to the Company; we also use this element to attract and retain our executives and, to some extent, reward each executive for his individual efforts in furthering our strategic goals.

•

Annual short-term cash incentives: The annual cash bonus is one of the performance-based elements of our compensation; it is intended to motivate our executives and to provide a current or immediate reward for short-term (annual) measurable performance.

•

Equity-based incentives: Grants of stock options and awards of restricted stock are the most important methods we use to align the interests of our named executive officers with the interests of our shareholders; they are also another element of performance-based compensation, which rewards measurable performance, both on a long-term basis (stock options) and on a short-term basis (restricted stock).

•

Perquisites, welfare benefits and retirement plans: These benefits and plans are intended to attract and retain qualified executives by ensuring that our compensation program is competitive and provides an adequate opportunity for retirement savings; to a limited degree these programs tend to reward long-term service and loyalty to the Company.

•

Change in control arrangements: These arrangements provide a form of severance that is payable in connection with a change in control of the Company. They are primarily intended to align the interests of our executives with our shareholders by providing a secure financial transition in the event of termination in connection with or following a change in control.

Do we “benchmark” total compensation or any element of compensation?

No. We do not believe it is appropriate to determine total compensation, or any element of compensation, based primarily on benchmarking, which is the practice of setting compensation based upon the amount of (or a percentage of) the compensation for similarly-situated executives at other companies similar in size, industry and other characteristics. We do, however, review information about compensation practices at similar companies to ensure that our compensation remains at competitive and responsible levels. In 2009, the peer group we used for these limited purposes included 18 publicly-traded financial institutions located primarily throughout the southeastern United States, which are listed below. The following table provides information about the demographics of this peer group:

Demographic	Range	Median
Total assets	$2.3 billion – $7.7 billion	$2.5 billion
Market value of stock	$.3 billion – $1.4 billion	.5 billion
Net income	$19 million – $102 million	33 million

Peer group companies: AMCORE Financial, Inc.; BancFirst Corporation (OK); Bank of the Ozarks, Inc.; Capital City Bank Group Inc.; First Bancorp (NC); First Merchants Corp.; Hancock Holding Co.; IberiaBank Corp.; Old Second Bancorp Inc.; Privatebancorp Inc.; Prosperity Bancshares Inc.; Republic Bancorp Inc. (KY); Sandy Spring Bancorp Inc.; SCBT Financial Corp.; Seacoast Banking Corp. of Florida; Simmons First National Corporation; Sterling Bancshares Inc.; Texas Capital BancShares Inc.; and United Bankshares Inc. (WI).

How are the relative amounts of each element of compensation determined?

The compensation committee does not use a specific formula to determine the amount of each element of our compensation program. Instead, the committee evaluates the total compensation proposed to be paid to each executive and makes individual compensation recommendations that provide for significant exposure to equity, an appropriate mix of short-term and long-term rewards and a substantial performance-based component. In determining the form of compensation to be paid, whether equity or cash, the committee considers with respect to each executive (1) amounts accumulated and payable in cash from our retirement plans, (2) amounts to be paid as severance under employment or similar agreements, and (3) current holdings of our common stock. As to the balance between short-term and long-term rewards, the committee does not use a fixed percentage. Instead, the committee evaluates the various short-term and long-term goals that have been set for the Company and the particular executive’s ability to impact such goals, within the overall context of the total compensation that the committee believes is appropriate for such executive. The committee has not adopted specific stock ownership or holding guidelines that would affect its recommendations.

For the 2009 fiscal year, an average of 6.11% of our NEO’s aggregate total compensation was paid in the form of equity, as stock options. This percentage was smaller than the percentage of equity compensation historically paid because awards of performance-based restricted stock did not vest and were forfeited.

What percentage of our named executive officers’ total compensation was subject to the attainment of performance goals?

Cash bonuses and restricted stock awards are subject to performance goals. The following table illustrates the percentages of each NEO’s total compensation that was subject to performance based objectives for the 2009 fiscal year and is subject to performance based objectives for the 2010 fiscal year. For both years, the percentages in the table are based on the target level of performance.

	Total Performance Pay as a Percentage of Total Compensation
Named Executive Officer	2009 Fiscal Year	2010 Fiscal Year
E. Robinson McGraw	39.78%	38.54%
Stuart R. Johnson	23.45%	22.72%
R. Rick Hart(1)	13.84%	14.86%
C. Mitchell Waycaster	25.95%	24.91%
Michael D. Ross	26.91%	26.64%

(1)	Mr. Hart’s performance pay as a percentage of his compensation, when determined without regard to his contractual retention payments, is similar to that of our other NEOs.

The committee concluded that these levels of performance based compensation created meaningful incentives to motivate our NEOs to achieve our financial and operating objections while maintaining a reasonable level of compensation even if the performance goals were not achieved. Reflecting the economic downturn affecting the United States in general and the financial sector in particular, our diluted earnings per share decreased 23.7%, and our net revenue per share decreased 4.5%. As a result, threshold performance goals for our 2009 fiscal year were not attained. Therefore, our NEOs did not receive cash bonuses, and they forfeited their restricted stock awards.

How is base salary determined and adjusted?

Considerations. Unless adjustments are fixed under an employment or similar agreement, the committee reviews and recommends the adjustment of base salary annually. Adjustments are based upon a review of a variety of factors, including the following:

•	Individual, Company, Bank and division performance, measured against quantitative and qualitative goals;
•	Duties and responsibilities; and
•	Compensation paid by our peer group.

2009 Fiscal Year Decisions. The 2009 base salary of our named executive officers is included in the Summary Compensation Table that follows this section. In light of the Company’s financial performance in 2008 and reflecting our efforts to control expenses, senior management recommended base salaries not be increased in 2009. The committee accepted management’s recommendations; accordingly, base salaries for our NEOs did not increase from 2008 to 2009, and Mr. Hart agreed to waive the 5% increase in his base salary that is otherwise required under the terms of his employment agreement.

2010 Fiscal Year Decisions. Similar to 2009, our NEOs’ base salaries were not increased from 2009 to 2010, except as to Mr. Hart, who received the 5% increase in his base salary required under his employment agreement. As a result, the 2010 base salaries for Mr. McGraw, Mr. Johnson, Mr. Waycaster and Mr. Ross, which are set forth below, are the same as the base salaries paid during the Company’s 2009 fiscal year, and Mr. Hart’s salary represents only a 5% increase from 2009:

Named Executive Officer	2010 Base Salary

E. Robinson McGraw	$ 410,000
Stuart R. Johnson	250,000
R. Rick Hart	373,747
C. Mitchell Waycaster	258,000
Michael D. Ross	255,000

How is the annual cash bonus determined?

Considerations. Our annual bonus is made through our Performance Based Rewards Plan, or our “Bonus Plan,” under which annual cash bonuses may be paid to all of our executives. Each year, the annual bonus for our named executive officers is determined using the following process:

•

Before or at the beginning of each fiscal year, the compensation committee (1) determines the performance goals for the year, which may relate to our performance, Bank or division performance, the performance of each executive, or a combination thereof, (2) sets threshold, target and superior levels of performance, and (3) determines bonus amounts, expressed as a percentage of base compensation, payable upon the attainment of each performance level.

•

At the end of each fiscal year, the committee determines actual performance and the amount of the bonus payable to each executive. If actual performance falls between performance levels, the committee prorates the amount of the incentive to reflect partial performance. No incentive is paid if threshold levels are not attained. The board of directors reviews and approves (or modifies) the committee’s recommendations regarding bonus payments.

After the determination of the bonus amount, the compensation committee may, in its discretion, adjust the amount to ensure that it accurately reflects performance, although it has not yet elected to do so.

2009 Fiscal Year Decisions. The performance goals below were adopted by the committee to reflect performance at threshold, target and superior levels for our 2009 fiscal year, which it believed were measures likely to result in enhanced shareholder value:

Company Performance Goal	Weight	Threshold Performance Level	Target Performance Level	Superior Performance Level

Growth in diluted earnings per share	60% of incentive	20.24% growth	24.63% growth	29.02% growth
Growth in net revenue per share	40% of incentive	-0.57% growth	0.02% growth	0.60% growth

As a percentage of each executive’s base salary, the committee also determined that the amounts below would be paid for performance at the designated threshold, target, and superior levels. The committee believed that these amounts were appropriate in light of the corresponding level of Company growth required to achieve each goal.

Named Executive Officer	Threshold Performance Level	Target Performance Level	Superior Performance Level

E. Robinson McGraw	32.5% of base salary	65% of base salary	130% of base salary
Each of the other NEOs	15% of base salary	30% of base salary	60% of base salary

For our 2009 fiscal year, the threshold performance levels set by the committee were not met for the reasons explained above. Accordingly, our NEOs did not receive cash bonuses.

2010 Fiscal Year Decisions. For the 2010 fiscal year, performance goals and their respective weights are again based upon growth in diluted earnings per share and growth in net revenue per share, although the growth percentages at the threshold, target and superior levels have been adjusted to reflect our expected 2010 performance. The percentage of each executive’s base salary payable in the form of a cash incentive is the same as for the 2009 fiscal year.

How is equity compensation determined and paid?

Considerations. Equity compensation is granted or awarded under our LTIP, our 2001 Long-Term Incentive Plan, in the form of stock options and restricted stock. The committee uses equity compensation to create both short-term and long-term incentives that align the interests of our executives with the interests of our shareholders. The committee uses restricted stock to provide immediate alignment of executive and shareholder interests. We believe this alignment occurs because our executives become shareholders from the date of award and thus immediately benefit from increases in our stock price. The committee uses options to incent longer-term performance because options have value only to the extent our share price increases over time.

In determining the overall amount of equity compensation, as well as the relative amounts of stock options and restricted stock to be granted and awarded, the committee considers the following criteria as to each named executive officer:

•	The position, responsibility and prior performance of each executive;
•	The executive’s ability to affect corporate performance on a long-term and short-term basis;
•	The value of grants or awards in relation to other elements of total compensation; and
•	The number of shares of our common stock that he currently owns, whether directly or beneficially.

The committee’s practice is to recommend grants or awards for a fiscal year at the end of the immediately preceding fiscal year or in January of such fiscal year, irrespective of whether or not we are in possession of material non-public information at that time. Ordinarily, our board reviews the recommendations and makes the final grants and awards early in the fiscal year. The committee believes that the practice of making grants and awards about the same date each year precludes any inference that we are attempting to manipulate the timing of our stock option grants and restricted stock awards to take advantage of non-public information. We do not backdate options or grant options retroactively.

Options. The exercise price for stock options cannot be less than “fair market value,” which is defined in our LTIP as the closing sales price of our common stock on the date immediately preceding the grant date. Unless the board otherwise provides, options vest and become exercisable in equal installments over a three-year period, and lapse or expire ten years after the grant date. The vesting of options is accelerated and an executive’s options remain exercisable for not less than six months following a change in control of the Company.

Restricted Stock. Unless the board otherwise provides, restricted stock awards to our named executives are subject to a one-year service vesting requirement and the attainment of performance goals during the service period. Shares are awarded in increasing amounts for threshold, target and superior performance, using the same performance goals applicable to our annual cash bonus. Shares in the target amount are issued at the beginning of each fiscal year. The issued shares may not be sold, pledged or otherwise transferred until the end of the fiscal year. The target shares are subject to forfeiture if threshold performance goals or the service condition is not satisfied; the number of target shares may be increased or decreased at the end of the fiscal year for actual performance in relation to the target level. The target shares vest, free of restrictions, in the event of a change in control of the Company. Recipients of restricted stock awards are entitled to dividend and voting rights with respect to the target shares during the service vesting period.

2009 Fiscal Year Decisions. The Summary Compensation Table and the Grants of Plan Based Awards table, which follow this discussion, each provide specific information about the options granted and restricted stock awarded for the 2009 fiscal year and the number of shares of restricted stock issuable in the event of threshold, target or superior performance. With respect to the options granted, the committee concluded that the number and service-based vesting conditions, which were substantially consistent with prior practice, provided an appropriate incentive not directly contingent upon the Company’s short-term performance or current market conditions. The 2009 performance criteria applicable to the restricted stock awards were the same as the performance criteria applicable to our annual cash bonuses, which are summarized above. During our 2009 fiscal year, the threshold level of performance was not attained. As a result, our NEOs forfeited the restricted stock awarded to them for our 2009 fiscal year.

2010 Fiscal Year Grants and Awards. On January 20, 2010, the committee recommended and our board granted to our named executive officers an aggregate of 52,500 stock options and awarded to them an aggregate of 15,000 shares of restricted stock at the target level. The 2010 performance criteria applicable to restricted stock awards are the same as the performance criteria applicable to our annual cash bonuses, which are summarized above. The exercise price of the options is the average of the open and close quoted sales prices of our common stock on the date of the grant as quoted on The NASDAQ Global Select Market, which was nominally greater than fair market value as defined in our LTIP.

How are perquisites, welfare and retirement plans integrated into our compensation program?

Perquisites. Perquisites comprise a small part of our total compensation package. The main perquisites we provide are the payment of country club dues and an automobile allowance or use of a company-owned automobile. Although these perquisites involve incidental personal value, we believe both are necessary to advance our business purposes. The compensation committee annually reviews the level of perquisites that our named executive officers receive to ensure that the amount of perquisites remains at a reasonable level.

Under Mr. Hart’s employment agreement, he is entitled to receive retention payments in the aggregate amount of $759,600. Payments are made in four annual installments, provided Mr. Hart is employed on each payment date. Payment of the retention amount will be accelerated in the event of Mr. Hart’s death, disability or involuntary termination of employment without cause or constructive termination. The second installment in the amount of $194,900 was paid to Mr. Hart on January 9, 2009, and the third installment in the amount of $184,900 was paid to Mr. Hart on January 8, 2010.

Welfare Benefits. We maintain a number of broad-based benefit plans that are available to all of our employees, including group medical, dental and life insurance plans, some of which are contributory. Our NEOs may participate in these plans.

Retirement Benefits. We offer our eligible employees, including our named executive officers, participation in a tax-qualified defined contribution 401(k) plan, which allows savings for retirement on a tax deferred basis. We provide matching contributions, up to 4% of compensation deferred, and we contribute 5% of each eligible employee’s plan compensation and an additional 5% of plan compensation in excess of the Social Security wage base, subject to certain limits imposed under the plan and applicable law. Our contributions are subject to the completion of a six-year incremental vesting period. The plan provides for the distribution of account balances following termination of employment, generally in the form of a single sum. The Summary Compensation Table includes information about our contributions for the 2009 fiscal year.

We also sponsor a noncontributory tax-qualified defined benefit or pension plan. Prospective benefit accruals under the plan ceased as of December 31, 1996. Mr. McGraw, Mr. Johnson and Mr. Waycaster have vested benefits accrued under the plan. Mr. Hart and Mr. Ross are not eligible to and did not participate in the plan. Vested plan benefits are paid monthly at either early or normal retirement. Mr. McGraw and Mr. Johnson have satisfied the age and service conditions for early retirement because they have attained age 55 and are credited with at least 15 years of service. The Pension Benefits table following this section illustrates the value of benefits accrued under the plan.

We maintain an ESOP, under which employer contributions are held and invested in our common stock. This plan was amended in April, 2002, to provide that no additional participants would be added and no further employer contributions would be made. Mr. McGraw, Mr. Johnson and Mr. Waycaster have vested account balances under the ESOP that will be distributed following termination of employment.

We also maintain two voluntary deferred compensation arrangements for our executives, the DSU Plan (in which our directors may also participate) and the Executive Deferred Income Plan (or the “Deferred Income Plan”). The Nonqualified Deferred Compensation Table that follows this section reflects deferrals under both of these plans made during our 2009 fiscal year. For each plan, deferral elections are made annually, before the beginning of each year.

As described earlier, under the DSU Plan, deferred amounts are invested in units representing shares of our common stock and credited with dividend equivalents as and when dividends are paid on our shares. All cash compensation is eligible for deferral, subject to the reservation of an amount necessary to satisfy applicable withholding obligations, any deferrals under our 401(k) plan and insurance premiums and similar payroll deductions. Account balances are distributed in the form of shares of our common stock following termination of employment.

Under the Deferred Income Plan, each executive annually elects to defer not more than 40% of his base salary. Deferred amounts are credited to a bookkeeping account and notionally invested in accordance with the instructions of each executive from among designated investment alternatives, including an interest rate investment that is credited at 100% of the Moody’s Rate, which was a weighted average rate of 6.65% for 2009. The Moody’s interest rate investment was the only investment alternative selected by our NEOs for 2009 deferrals. Amounts deferred before 1989 can remain invested in a notional interest rate investment credited at 130% of the Moody’s Rate, which was a weighted average interest rate of 8.64% for 2009. Benefits equal to each participant’s account balance and are paid upon termination of employment. Distributions are made on the schedule selected by each participant at the time of deferral, but not more than 15 annual installments. Participants in the plan as of December 31, 2006, including Mr. McGraw, Mr. Johnson and Mr. Waycaster, may receive a preretirement death benefit greater than their account balances.

Finally, in connection with our acquisition of Capital, we assumed two arrangements that benefit only Mr. Hart:

•

Two supplemental executive retirement plans, or SERPs, which provide for the payment of 15 equal annual installments upon his retirement at age 65 or death. Mr. Hart has accrued and is vested in an annual benefit in the amount of $106,700. The maximum aggregate annual benefit payable from the SERPs is $155,000, in which Mr. Hart will accrue and be vested upon his death, attainment of age 65 or his involuntary termination of employment without cause, constructive termination or in the event of a change in control.

•

A death benefit in the amount of $65,454, which is funded and payable through an endorsement method split dollar life insurance arrangement. In 2009, we paid Mr.  Hart $8,754 to terminate our obligation under this agreement.

Have we entered into employment, severance, change in control or other agreements with our named executive officers?

Yes. We have entered into employment agreements with Mr. McGraw and Mr. Hart. We have entered into change in control agreements with Mr. Johnson, Mr. Waycaster and Mr. Ross. These individuals are our most senior executives and play an integral role in our success. We believe these arrangements operate to create a retention device and to ensure that personal concerns do not impede transactions that may be in the best interests of our shareholders, such as a sale of Renasant to a third party. The material terms of these arrangements are described in the “Potential Payments Upon Termination or Change in Control” section below.

How do tax, accounting and other statutes or regulations affect the compensation paid to our named executive officers?

Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended or the “Code”, limits to $1 million in any tax year the deduction a company may claim for compensation paid to each of its chief executive and four other highest paid officers. For purposes of calculating the $1 million limit, compensation made subject to certain performance-based conditions is excluded. Our base salary and annual cash bonuses are subject to the Section 162(m) limit. Options granted and restricted stock awarded under our LTIP may be structured as performance-based compensation that is not subject to the limit. Restricted stock awarded to Mr. McGraw, whose award may vest at the target level without regard to the attainment of performance goals if our employment agreement with him expires without renewal, is not intended to be performance based compensation. Because our compensation structure includes a significant amount of performance-based compensation, the committee intends that all amounts paid to our NEOs will be fully deductible, but the committee and the board have reserved the flexibility to award compensation that may exceed the limitation.

Other Statutes, Regulations and Authorities. Section 409A of the Code and the regulations and related guidance govern the taxation of deferred compensation. The rules apply to our deferred compensation plans, the SERPs, and certain payments and benefits under our employment and change in control agreements. We have operated our deferred compensation plans and arrangements in a manner consistent with the provisions of Section 409A, and we have timely amended our affected agreements and plans.

Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Stock Compensation” (“Topic 718”), establishes accounting requirements for share-based compensation to employees and carries forward prior guidance on accounting for awards to non-employees. Under Topic 718, we are required to recognize compensation expense for all share-based payments to our employees, including our named executive officers.

Finally, we elected not to participate in the U.S. Treasury Department’s Capital Purchase Program, which is part of the federal government’s Troubled Asset Relief Program, or “TARP”. Accordingly, our executives are not subject to the executive compensation limitations imposed under the Capital Purchase Program.

What are the compensation committee’s conclusions with respect to the 2009 fiscal year?

The compensation committee has concluded that (1) the compensation paid to our NEOs for our 2009 fiscal year was reasonable and was not excessive and (2) their actual compensation reinforced the primary objectives of our compensation program – assisting the company in achieving its financial and operating performance objectives. These conclusions are based, in substantial part, upon the performance-based aspects of our compensation. A substantial portion of our NEO’s total compensation was subject to the attainment of certain performance goals which the committee believed would enhance long-term shareholder value. Because our results for the 2009 fiscal year did not satisfy even the threshold levels of performance, our NEO’s did not receive an annual cash bonus, and they forfeited the performance-based restricted stock awarded to them. And, as the Summary Compensation Table below indicates, the overall compensation paid to each of our NEOs either declined or remained essentially flat in 2009 as compared to 2008. The committee has determined that this outcome indicates that its compensation package appropriately aligns our NEO’s compensation with the overall performance of the Company.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based upon this review and discussion, we have recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee:

J. Niles McNeel, Chairman	Frank B. Brooks
John M. Creekmore	Albert J. Dale, III
T. Michael Glenn	Neal A. Holland, Jr.
J. Larry Young

February 26, 2010

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the compensation committee during 2009 were Frank B. Brooks, John M. Creekmore, Albert J. Dale, III, J. Larry Young, T. Michael Glenn, Neal A. Holland, Jr. and J. Niles McNeel. There are no members of the compensation committee who were officers or employees of Renasant or any of our subsidiaries during 2009 or were formerly officers of Renasant.

COMPENSATION TABLES

Compensation Summary. The following table provides information concerning the total compensation earned or paid to our named executive officers for services rendered to us or the Bank during the 2009 fiscal year.

Summary Compensation Table

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Option Grants(3)	Non- Equity Incentive Plan Compen- sation(4)	Change in Pension Value and Nonquali- fied Deferred Compen- sation Earnings(5)	All Other Compen- sation		Total
E. Robinson McGraw Principal Executive Officer	2009 2008 2007	$410,000 410,000 385,000	— — —	$127,725 132,225 229,725	$69,525 59,850 155,250	$ — — 76,360	$ 41,611 39,986 3,846	$75,628 75,066 72,079	(6)	$724,489 717,127 922,260
Stuart R. Johnson Principal Financial Officer	2009 2008 2007	250,000 250,000 240,000	— — —	25,545 26,445 45,945	23,175 19,950 51,750	— — 21,528	20,362 19,472 1,082	34,672 34,532 32,559	(7)	353,754 350,399 392,864
R. Rick Hart Executive Vice President	2009 2008 2007	355,950 355,950 169,500	194,900 204,900 —	25,545 26,445 —	23,175 19,950 —	— — 30,510	192,126 184,290 83,200	52,443 43,743 808,204	(8) (8)	844,139 835,278 1,091,414
C. Mitchell Waycaster Executive Vice President	2009 2008 2007	258,000 258,000 247,500	— — —	38,318 39,668 68,918	23,175 19,950 51,750	— — 23,441	11,839 10,889 106	37,272 36,558 35,301	(9)	368,604 365,065 427,016
Michael D. Ross Executive Vice President	2009	255,000	—	42,575	23,175	—	—	45,218	(10)	365,968

(1)	Includes amounts deferred under the DSU Plan and the Deferred Income Plan.
(2)

We do not pay discretionary bonuses; annual cash bonuses are awarded under our Bonus Plan and are included in the “Non-Equity Incentive Plan Compensation” column. The payment to Mr. Hart represents the 2008 and 2009 installments of his contractual retention bonus.

(3)

The dollar amount of restricted stock awards and stock option grants reflects the aggregate fair value determined as of the date of award or grant, in each case calculated in accordance with Topic 718. Restricted stock awards are subject to performance conditions. The amounts listed in the table reflect the probable outcome of the conditions determined as of the date of award; the amount listed is the value of the target award, which is consistent with our estimate of the aggregate compensation cost that would be recognized over the applicable service period, excluding forfeitures, under Topic 718. The award date fair value of restricted stock awards in 2009, assuming the superior performance conditions were satisfied, was $191,588, $38,318, $38,318, $57,476 and $63,863 for Mr. McGraw, Mr. Johnson, Mr. Hart, Mr. Waycaster and Mr. Ross, respectively. Since the threshold performance levels were not attained, our NEOs actually forfeited their 2009 restricted stock awards. Please refer to Note L, “Employee Benefits and Deferred Compensation,” in the Notes to Consolidated Financial Statements in Item 8, “Financial Statements and Supplementary Data,” of our Annual Report on Form 10-K for the year ended December 31, 2009 for details regarding the assumptions used to derive the fair value of our restricted stock and stock options.

(4)	Reflects annual cash bonuses payable under our Bonus Plan, all or a portion of which may be deferred under our deferred compensation plans. No cash bonuses were paid to our NEOs in 2009.
(5)

The listed amounts reflect above-market earnings on amounts deferred under the Deferred Income Plan. Earnings are considered above market if the interest rate earned on the deferred amounts exceeded 120% of the applicable federal long-term rate with compounding. Above-market earnings in 2009 were $6,757, $3,296, $3,188 and $704 for Mr. McGraw, Mr. Johnson, Mr. Hart and Mr. Waycaster, respectively. Mr. Ross does not participate in the Deferred Income Plan. For Mr. McGraw, Mr. Johnson and Mr. Waycaster, the amount listed in the table for 2009 also includes the change in the present value of his benefit under our pension plan in 2009, which was $34,854, $17,066, and $11,135, respectively. For Mr. Hart, the amount listed in the table also includes the change in the present value of the accumulated benefit under his SERPs for 2009, which was $188,938.

(6)

Consists of term life and disability insurance premiums of $8,525, Company credits to the Deferred Income Plan of $5,794, dividends on restricted stock of $5,100, an allowance for the use of an automobile of $21,684, country club dues of $7,425, and Company contributions to our 401(k) plan in the amount of $27,100.

(7)

Consists of term life and disability insurance premiums of $3,692, dividends on restricted stock of $1,020, country club dues of $2,860, and Company contributions to our 401(k) plan in the amount of $27,100.

(8)

For 2009, the amount consists of term life and disability insurance premiums of $5,740, an auto allowance of $1,595, country club dues of $8,234, dividends on restricted stock of $1,020, an $8,754 payment to terminate his endorsement method split dollar agreement, and Company contributions to the 401(k) plan in the amount of $27,100. For 2007, the amount includes a payment in the amount of $775,281, which was provided in connection with our acquisition of Capital and Capital Bank.

(9)

Consists of term life and disability insurance premiums of $2,737, dividends on restricted stock of $1,530, country club dues of $5,905, and Company contributions to our 401(k) plan in the amount of $27,100.

(10)

Consists of term life and disability insurance premiums of $1,862, dividends on restricted stock of $1,700, country club dues of $5,640, an auto allowance of $8,916 and Company contributions to our 401(k) plan in the amount of $27,100.

Pension and SERP Benefits. The following table includes information about benefits accrued under the Bank’s tax-qualified pension plan and Mr. Hart’s SERPs. Benefit accruals under the Bank’s tax-qualified pension plan ceased as of December 31, 1996. As described above, Mr. McGraw and Mr. Johnson have satisfied the age and service conditions for early retirement. Mr. Hart and Mr. Ross do not participate in the tax-qualified pension plan. We assumed the SERPs maintained by Capital for the benefit of Mr. Hart in connection with our acquisition of Capital. The CD&A above provides a general description of these plans.

Pension Benefits for 2009

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit(1) ($)	Payments in 2009 ($)
E. Robinson McGraw	Defined Benefit Pension Plan	23	(2)	$435,548	—
Stuart R. Johnson	Defined Benefit Pension Plan	20	(2)	179,179	—
C. Mitchell Waycaster	Defined Benefit Pension Plan	18	(2)	105,375	—
R. Rick Hart	Supplemental Executive Retirement Plans	6	(3)	821,564	—

(1)

Please refer to Note L, “Employee Benefits and Deferred Compensation,” in the Notes to Consolidated Financial Statements in Item 8, “Financial Statements and Supplementary Data,” of our Annual Report on Form 10-K for details regarding the valuation methods and material assumptions used in determining the present value of the accumulated benefit obligations.

(2)	Includes only service credited on or before December 31, 1996, which is taken into account for benefit accrual purposes.
(3)	Includes only service credited since August, 2003 when the SERPs were adopted.

Plan Grants and Awards. The following table includes information about performance levels for annual cash bonuses payable under our Bonus Plan, our non-equity incentive plan, and option grants and restricted stock awards made under our LTIP, our equity incentive plan. In 2009, payouts under our non-equity incentive plan and restricted stock awarded under the LTIP were contingent upon growth in diluted earnings per share and net revenue. For the 2009 fiscal year, our diluted earnings per share decreased 23.7%, and our net revenue per share decreased 4.5%, both of which were less than the threshold performance level. As a result, our NEOs did not vest in any restricted stock, nor were any cash bonuses paid. The CD&A above provides a general description of the material terms of incentives payable under the Bonus Plan and the material terms of stock option grants and restricted stock awards under the LTIP.

Grants of Plan-Based Awards for 2009

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards				Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards(3)
Name	Grant Date	Date of Board Action	Threshold ($)	Target ($)	Superior ($)	Threshold (#)	Target (#)		Superior (#)
E. Robinson McGraw	1/1/09	12/20/08	$ 133,250	$ 266,500	$533,000	5,000 —	7,500 22,500	(4) (5)	11,250 —	$ — 17.03	$ 127,725 69,525
Stuart R. Johnson	1/1/09	12/20/08	37,500	75,000	150,000	1,000 —	1,500 7,500	(4) (5)	2,250 —	$ — 17.03	25,545 23,175
R. Rick Hart	1/1/09	12/20/08	53,393	106,785	213,570	1,000 —	1,500 7,500	(4) (5)	2,250 —	$ — 17.03	25,545 23,175
C. Mitchell Waycaster	1/1/09	12/20/08	38,700	77,400	154,800	1,500 —	2,250 7,500	(4) (5)	3,375 —	$ — 17.03	38,318 23,175
Michael D. Ross	1/1/09	12/20/08	38,250	76,500	153,000	1,667 —	2,500 7,500	(4) (5)	3,750 —	$ — 17.03	42,575 23,175

(1)

Reflects cash incentive payouts calculated under the Bonus Plan. No cash incentives were actually paid with respect to our 2009 fiscal year, as indicated on the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column.

(2)	The exercise price equaled the closing market price of a share of our common stock on the grant date.
(3)

Restricted stock awards are subject to performance conditions. The amounts listed in the table reflect the probable outcome of the conditions determined as of the date of award; the amount listed is the value of the target award, which is consistent with our estimate of the aggregate compensation cost that would be recognized over the applicable service period, excluding forfeitures, under Topic 718.

(4)	This line item reflects restricted stock awards under our LTIP. In 2009, restricted stock awards were forfeited in their entirety.
(5)

This line item reflects stock option grants under our LTIP. Stock options are not subject to adjustment based upon performance conditions; instead, options vest ratably over a three-year service period.

Unexercised Options. The following table includes information about unexercised options held by our named executive officers at the end of the 2009 fiscal year. These options were granted under our LTIP, except for 39,243 options granted to Mr. Hart which we assumed in connection with our acquisition of Capital. The exercise price below is at least equal to our stock’s “fair market value.” Under our LTIP, “fair market value” means the closing market price of a share of our common stock as quoted on The NASDAQ Global Select Market on the date immediately preceding the grant date. Options vest ratably over a three-year vesting period; vesting is accelerated in the event of a change in control.

Outstanding Equity Awards at December 31, 2009

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
E. Robinson McGraw	22,500	—		—	$ 8.47	01/01/2011
	22,500	—		—	15.65	01/01/2012
	22,500	—		—	18.77	01/01/2013
	22,500	—		—	22.23	01/01/2014
	22,500	—		—	22.77	01/01/2015
	22,500			—	21.93	01/01/2016
	15,000	7,500	(1)	—	30.63	01/01/2017
	7,500	15,000	(2)	—	17.63	01/01/2018
	—	22,500	(3)	—	17.03	01/01/2019
Stuart Johnson &	7,875	—		—	15.65	01/01/2012
C. Mitchell Waycaster	7,875	—		—	18.77	01/01/2013
	7,875	—		—	22.23	01/01/2014
	7,875	—		—	22.77	01/01/2015
	7,500	—		—	21.93	01/01/2016
	5,000	2,500	(1)	—	30.63	01/01/2017
	2,500	5,000	(2)	—	17.63	01/01/2018
	—	7,500	(3)	—	17.03	01/01/2019
R. Rick Hart	25,318	—		—	8.95	02/03/2014
	13,925	—		—	15.21	05/31/2016
	2,500	5,000	(2)	—	17.63	01/01/2018
	—	7,500	(3)	—	17.03	01/01/2019
Michael D. Ross	2,500	5,000	(2)	—	17.63	01/01/2018
	—	7,500	(3)	—	17.03	01/01/2019

(1)	Options vested on January 1, 2010.
(2)	One-half of the options vested on January 1, 2010, and one-half vest on January 1, 2011.
(3)	One-third of the options vested on January 1, 2010, one-third vest on January 1, 2011, and one-third vest on January 1, 2012.

Deferred Compensation. The following table includes information about the participation of our named executive officers in the DSU Plan and the Deferred Income Plan. We describe the terms of these plans in the CD&A.

Nonqualified Deferred Compensation - Deferred Income Plan

Name	Executive Contributions in 2009(1)	Company Contributions in 2009(2)	Aggregate Earnings in 2009(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2009(4)
E. Robinson McGraw	$ 10,400	$ 5,794	$ 26,754	$ —	$ 399,743

Stuart R. Johnson	18,000	—	16,670	—	258,736

R. Rick Hart	67,800	—	8,097	—	162,452

C. Mitchell Waycaster	650	—	3,086	—	48,362

Michael D. Ross	—	—	—	—	—

(1)

The entire amount listed as each named executive officers’ contribution is included in either the “Salary” or “Non-Equity Incentive Plan Compensation” column, as applicable, of the Summary Compensation Table.

(2)	Our contribution to Mr. McGraw’s account is included in the “All Other Compensation” column of the Summary Compensation Table.
(3)

Except for interest totaling $6,757 for Mr. McGraw, $3,296 for Mr. Johnson, $3,188 for Mr. Hart and $704 for Mr. Waycaster, all other interest on deferred compensation was earned at the market rate and all dividend equivalent units were credited to participants’ accounts at the same rate as dividends were paid on our common stock.

(4)

Amounts in this column include amounts reported as compensation in our Summary Compensation Table for 2007, 2008 and 2009. For Mr. McGraw, the amount includes $15,794 reported in 2007 and $16,194 reported in each of 2008 and 2009. For Mr. Johnson, the amount includes $11,539 reported in 2007 and $18,000 reported in each of 2008 and 2009. For Mr. Hart, the amount includes $14,000 reported in 2007 and $67,800 reported in each of 2008 and 2009. For Mr. Waycaster, the amount includes $625 reported in 2007 and $650 reported in each of 2008 and 2009.

Nonqualified Deferred Compensation - Deferred Stock Unit Plan

Name	Executive Contributions in 2009(1)	Company Contributions in 2009	Aggregate Earnings in 2009	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2009(2)
E. Robinson McGraw	$ 7,800	—	$ 1,626	$ —	$ 57,852

Stuart R. Johnson	—	—	297	—	8,343

R. Rick Hart	—	—	277	—	10,608

C. Mitchell Waycaster	—	—	62	—	1,668

Michael D. Ross	5,100	—	213	—	10,344

(1)

The entire amount listed as each named executive officers’ contribution is included in either the “Salary” or “Non-Equity Incentive Plan Compensation” column, as applicable, of the Summary Compensation Table.

(2)

Amounts in this column include amounts reported as compensation in our Summary Compensation Table for 2007, 2008 and 2009. For Mr. McGraw, the amount includes $7,800 reported in each of 2007 and 2008, for Mr. Ross, the amount includes $5,000 reported in 2008.

Potential Payments Upon Termination or Change in Control

We have entered into change in control arrangements with each of our NEOs. The provisions applicable to Mr. McGraw and Mr. Hart are included in their employment agreements; the arrangements for Mr. Johnson, Mr. Waycaster and Mr. Ross are included in individual change in control agreements.

The following narrative and table describes the compensation and benefits payable to each of our named executive officers in the event of retirement, disability, death, involuntary and voluntary termination of employment, and change in control. The narrative and table are based upon the terms of our employment agreements with Mr. McGraw and Mr. Hart and our change in control agreements with Mr. Johnson, Mr. Waycaster and Mr. Ross, all as in place as of December 31, 2009.

We have neither described nor quantified below payments and benefits that are generally available to all employees upon the termination of employment, such as vested benefits payable from our tax-qualified pension and retirement plans, accrued but unpaid compensation and accrued vacation pay, and long-term disability benefits funded through group insurance. Also, amounts that are vested and are or may become payable notwithstanding the circumstances of an executive’s termination of employment, such as each executive’s balances under our deferred compensation plans and Mr. Hart’s accrued and vested benefits under his SERPs, are not described in the narrative or quantified in the table. A description of our deferred compensation plans and the SERPs is included in the CD&A above.

Applicable Covenants. As consideration for the payments described below, Mr. McGraw and Mr. Hart are subject under their employment agreements to certain restrictive covenants limiting their activities after termination, and Mr. Johnson, Mr. Waycaster and Mr. Ross are subject to analogous covenants under their change in control agreements. Generally, each executive may not solicit any of our officers, employees, customers or depositors and may not compete with us, in any capacity, after his termination in any location where we have an office on the date of termination. The length of the non-solicitation and non-competition period is two years for each of Mr. McGraw, Mr. Johnson, Mr. Waycaster and Mr. Ross and one year for Mr. Hart.

Retirement. Generally, an executive “retires” when he voluntarily terminates his employment between ages 55 and 65. Except as provided below, we do not provide our executives with specific retirement payments or benefits:

•

Any vested options granted under our LTIP will remain exercisable during the one-year period following an executive’s retirement, which is defined in our LTIP as a termination of employment after an executive has attained age 55 and completed ten years of service;

•	If an executive retires during our fiscal year, a prorated portion of an executive’s target restricted stock award will vest upon his retirement if applicable performance goals are attained;
•

For certain employees employed by the Company as of December 31, 2004, we provide continuation coverage under our group medical plan until age 65, and we pay a portion of the premium; from among our NEOs, only Mr. McGraw and Mr. Johnson are eligible to receive this benefit; and

•

If an executive retires during our fiscal year, he will receive his annual cash bonus under our Performance Based Rewards Plan, prorated to reflect his period of service during the year in which his retirement occurs.

Only Mr. McGraw and Mr. Johnson have satisfied the Company’s retirement conditions. If Mr. McGraw had retired on December 31, 2009, he would have received his annual cash bonus under the Bonus Plan, and his restricted stock awards would have vested, both based upon the Company’s actual performance during the 2009 fiscal year. In addition, he would have received retiree medical benefits with an annual value of $10,048. If Mr. Johnson had retired on December 31, 2009, he would have received his annual cash bonus, and his restricted stock awards would have vested, both based upon the Company’s actual performance during the 2009 fiscal year. He would also have received retiree medical benefits with an annual value of $6,653. As previously described in the CD&A, for 2009, no bonus was paid, and all restricted stock awards were forfeited.

Death and Disability. We provide term life insurance coverage for each of our named executive officers. The amount of this coverage is in excess of the amounts we otherwise provide to our employees.

In the event of death or disability, each executive will vest in a prorated portion of his target restricted stock award if applicable performance goals are attained, and any vested options will remain exercisable during the one-year period following his death or disability. Each executive will also receive his target award under our Bonus Plan, prorated to reflect his actual service during the year in which his death or disability occurs, payable after the end of the Company’s fiscal year in which such death or disability occurs.

Under the SERPs we assumed in connection with our Capital acquisition, Mr. Hart vests in his maximum annual benefit upon his death, which is an aggregate of $155,000 payable annually for a period of 15 years. Under our employment agreement with Mr. Hart, any retention payments remaining to be paid vest and become payable following his death or disability.

Termination for Cause and Voluntary Termination. Under the arrangements we maintain with each of our executive officers, no benefits or payments vest or become payable upon an involuntary termination of employment for cause or voluntary termination, except as provided above in the event of retirement. We will pay or provide any benefits previously accrued and vested under our tax-qualified plans and our deferred compensation plans and any additional benefits required by law to be provided.

“Cause” has substantially the same definition in our employment agreements with Mr. McGraw and Mr. Hart and under our individual change in control agreements. Generally, “cause” includes (1) the executive’s commission of willful misconduct materially injurious to us, (2) his indictment for a felony or a crime involving moral turpitude, (3) the willful breach of his applicable agreement that is not cured after notice, and (4) the willful failure to perform the duties of his position with the Company.

Constructive Termination and Involuntary Termination Without Cause. Under our employment agreement with Mr. McGraw, if he is involuntarily terminated without cause or in the event of his constructive termination, he will receive:

•	His base compensation for the remainder of his employment term, but not less than two times his annualized base compensation;
•	His target bonus;
•	Company premium contributions for the period of continuation coverage available to him and his eligible dependents under Section 4980B of the Code, commonly referred to as “COBRA”; and
•	Full vesting in the target number of shares of restricted stock awarded for the year of his termination, if any.

Mr. Hart will receive similar benefits under his employment agreement and LTIP grants and awards if he is involuntarily terminated without cause or in the event of his constructive termination:

•	His base compensation for the remainder of his employment term, but not less than his annualized base compensation;
•	His target bonus;
•	COBRA premiums for the continuation coverage period available to him and his eligible dependents;
•	Any remaining retention payments;
•	Full vesting in the maximum benefit payable under his SERPs for the year of his termination; and
•	Prorated vesting in the target number of shares of restricted stock awarded for the year of his termination, subject to the attainment of performance conditions.

Under both Mr. McGraw’s and Mr. Hart’s employment agreements, the above payments will be made in two equal installments: one-half seven months after termination, and the other half six months thereafter. Their employment agreements also have the same definition of “constructive termination,” which includes (1) a reduction in the executive’s base compensation or his authority, duties or responsibilities, (2) our breach of the employment agreement, (3) an attempt to require the executive to engage in an illegal act (or to illegally fail to act), or (4) the relocation of the executive more than 30 miles from where he currently works.

Change in Control. Upon the occurrence of a change in control, any outstanding options granted under our LTIP vest and are immediately exercisable, and any transfer, vesting or performance requirements imposed upon restricted stock awards are deemed satisfied and lapsed at the superior performance level.

Additional change in control benefits require a “double trigger,” which refers to both the occurrence of a change in control and a subsequent termination of employment. We believe that these double-triggers help lessen the personal concerns that may arise in the context of a change in control, while preventing our executives from receiving a windfall solely because a change in control has occurred. The term “change in control” generally refers to: (1) the acquisition by an unrelated person of not less than 50% of our common stock; (2) the sale of all or substantially all of our assets; (3) a merger in which we are not the surviving entity; or (4) a change in a majority of the members of our board of directors that occurs within a specified period. An executive’s employment must be involuntarily terminated without cause or on account of “good reason” (which is defined substantially the same as constructive termination) during the 24-month period following a change in control.

Under the terms of our employment agreements with Mr. McGraw and Mr. Hart, we provide the following payments and benefits:

•	299% of annualized base compensation and average bonus; and
•	Company premium contributions for the COBRA continuation period.

Mr. Hart is also entitled to receive any remaining retention payments and full vesting of the maximum benefit payable under his SERPs.

Mr. McGraw will receive a “gross-up” payment to compensate for any excess parachute payment excise tax imposed under Section 4999 of the Code on account of his change in control payments and benefits. We will pay to Mr. McGraw the principal amount of the excise tax, increased by the amount of any income or employment taxes due with respect to our excise tax payment. Mr. Hart’s employment agreement does not include a gross-up provision. Instead, we will pay all of his change in control amounts and benefits only if their aggregate value, after deduction for all taxes, has a materially greater aggregate value than the aggregate value of the payments and benefits reduced to the extent necessary to avoid the imposition of the excise tax.

Under the terms of our change in control agreements with Mr. Johnson, Mr. Waycaster and Mr. Ross, we provide the following payments and benefits:

•	200% of annualized base compensation and average bonus for the two years preceding the change; and
•	Company premium contributions for the COBRA continuation period.

This amount is payable in a lump sum promptly after termination (or six months thereafter if necessary to comply with Code Section 409A and applicable regulations promulgated thereunder). If the value of all benefits and payment due in connection with a change in control are subject to the excise tax on excess parachute payments imposed under Section 4999 of the Code, the benefits and payments will be reduced to the extent necessary to avoid the imposition of the tax.

Termination and Change in Control Payments. The following table quantifies the termination and change in control payments described above. In each circumstance, we have assumed termination on December 31, 2009.

Termination and Change in Control Payments

Name	Type of Payment	Disability	Death	Termination Without Cause/ Constructive Termination	Change in Control(1)
E. Robinson McGraw	Base Pay	—	—	—	1,225,900
	Bonus	266,500	266,500	—	—
	Stock Options(2)	—	—	—	—
	Restricted Stock(3)	102,000	102,000	—	—
	Benefit Continuation(4)	10,048	3,165	10,048	10,048
	Life Insurance(5)	—	1,000,000	—	—
	Death Benefit(6)	—	1,001,936	—	—

	Total	378,548	2,373,601	10,048	1,235,948

Stuart R. Johnson	Base Pay	—	—	—	500,000
	Bonus	75,000	75,000	—	—
	Stock Options(2)	—	—	—	—
	Restricted Stock(3)	20,400	20,400	—	—
	Benefit Continuation(4)	6,653	3,165	6,653	6,653
	Life Insurance(5)	—	600,000	—	—
	Death Benefit(6)	—	1,037,311	—	—

	Total	102,053	1,735,876	6,653	506,653

R. Rick Hart	Base Pay	—	—	—	1,064,291
	Bonus	106,785	106,785	—	—
	Stock Options(2)	—	—	—	—
	Restricted Stock(3)	20,400	20,400	—	—
	Benefit Continuation(4)	—	—	7,516	7,516
	SERPs(7)	—	48,300	48,300	48,300
	Retention Payments	359,800	359,800	359,800	359,800
	Life Insurance(5)	—	600,000	—	—

	Total	486,985	1,135,285	415,616	1,479,907

Termination and Change in Control Payments

Name	Type of Payment	Disability	Death	Termination Without Cause/ Constructive Termination	Change in Control(1)
C. Mitchell Waycaster	Base Pay	—	—	—	516,000
	Bonus	77,400	77,400	—	—
	Stock Options(2)	—	—	—	—
	Restricted Stock(3)	30,600	30,600	—	—
	Benefit Continuation(4)	—	—	—	24,090
	Life Insurance(5)	—	645,000	—	—
	Death Benefit(6)	—	337,725	—	—

	Total	108,000	1,090,725	—	540,090

Michael D. Ross	Base Pay	—	—	—	510,000
	Bonus	76,500	76,500	—	—
	Stock Options(2)	—	—	—	—
	Restricted Stock(3)	34,000	34,000	—	—
	Benefit Continuation(4)	—	—	—	20,049
	Life Insurance(5)	—	600,000	—	—

	Total	110,500	710,500	—	530,049

(1)	In each case, assumes that benefits and payments will not be reduced on account of the excise tax imposed under Section 4999 of the Code.
(2)

The closing sales price of our common stock on December 31, 2009 was $13.60. Options vesting on account of their termination without cause or constructive termination and/or their termination in connection with a change in control would not be “in the money” as of December 31, 2009.

(3)	Represents the difference between the target award and actual restricted stock award, valued as of December 31, 2009.
(4)

As to Messrs. McGraw and Johnson, represents the annualized value of his retiree medical benefits, which are provided until his death; as to Messrs. Hart, Waycaster and Ross, represents the value of medical coverage provided during the COBRA continuation period. As to Mr. McGraw and Mr. Johnson, the amount in the “Disability” column represents the annualized benefit continuation payments due to them and the amount in the “Death” column represents the annualized benefit continuation payment due to their spouse upon their death under our pension plan because they have satisfied the retirement conditions under that plan.

(5)	Represents the death benefits provided under our executive term group life insurance plan.
(6)

Represents the preretirement death benefit provided under our Deferred Income Plan, but does not include deferred compensation account balances accrued after January 1, 2007, which are also payable in the event of death.

(7)

Represents the difference in the maximum annual benefit and the annual benefit in which Mr. Hart was vested as of December 31, 2009. The benefit is payable in 15 annual installments commencing at age 65 or death.

REPORT OF THE AUDIT COMMITTEE

The information provided in this section shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to its proxy regulations or to the liabilities of Section 18 of the Exchange Act. The information provided in this section shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

The audit committee oversees our financial reporting process on behalf of the board of directors. Management has the primary responsibility for the preparation, consistency and fair presentation of the financial statements, the accounting and financial reporting process, the systems of internal control, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Management is also responsible for its assertion on the design and effectiveness of our internal control over financial reporting. Our independent registered public accountants are responsible for performing an audit in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB, to obtain reasonable assurance that our consolidated financial statements are free from material misstatement and expressing an opinion on the conformity of the financial statements of the Company with U.S. generally accepted accounting principles. The internal auditors are responsible to the audit committee and the board of directors for testing the integrity of the financial accounting and reporting control systems and such other matters as the audit committee and the board of directors determine.

In fulfilling its oversight responsibilities, the committee reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2009 and management’s assessment of the design and effectiveness of our internal control over financial reporting as of December 31, 2009. The discussion addressed the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The committee reviewed and discussed with the independent registered public accountants, who are responsible for expressing an opinion on the conformity of the audited financial statements of the Company with U.S. generally accepted accounting principles, their judgments as to the quality of our accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards including, without limitation, the matters required to be discussed by Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU §380), as adopted by the PCAOB in Rule 3200T. In addition, the committee has received the written disclosures and the letter from the independent registered public accountants required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the audit committee concerning independence, has discussed with the independent registered public accountants, the auditors’ independence from management and the Company, and has considered the compatibility of non-audit services with the auditors’ independence.

The committee discussed with our internal and independent registered public accountants the overall scope and plans for their respective audits. The committee meets with the internal and independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The committee held 16 meetings during 2009.

In reliance upon the reviews and discussions referred to above, the committee recommended to the board of directors (and the board has approved) that the audited financial statements and the report on management’s assessment of internal control over financial reporting be included in our Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

Audit Committee:

Frank B. Brooks, Chairman	Marshall H. Dickerson
John T. Foy	Theodore S. Moll
Michael D. Shmerling	J. Larry Young

March 3, 2009

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Who are our independent registered public accountants?

The audit committee has appointed HORNE LLP to serve as our independent registered public accountants for the 2010 fiscal year. A representative of HORNE LLP is expected to attend the annual meeting. If present, the representative will have the opportunity to make a statement and will be available to respond to appropriate questions. HORNE LLP has served as our independent registered public accountants and audited our financial statements since 2005.

What fees were paid to the independent registered public accountants in 2009 and 2008?

Fees related to services performed for us by HORNE LLP in fiscal years 2009 and 2008 are as follows:

	2009	2008
Audit Fees(1)	$ 521,325	$ 526,585
Audit-Related Fees(2)	4,250	6,750
Tax Fees	—	—
All Other Fees	—	—

Total	$525,575	$537,335

(1)

Audit fees included fees and expenses associated with the audit of our annual financial statements, the reviews of the financial statements in our quarterly reports on Form 10-Q, and regulatory and statutory filings.

(2)	Audit-related fees primarily included regulatory filings and other required procedures.

In accordance with the procedures set forth in its charter, the audit committee pre-approves all auditing services and permitted non-audit services (including the fees and terms of those services) to be performed for us by our independent registered public accountants prior to their engagement with respect to such services, subject to the de minimis exceptions for non-audit services permitted by the Exchange Act, which are approved by the audit committee prior to the completion of the audit. For fiscal years 2009 and 2008, none of the fees listed under Audit-Related Fees were covered by the de minimis exception. The chairman of the audit committee has been delegated the authority by the committee to pre-approve the engagement of the independent registered public accountants when the entire committee is unable to do so. The chairman must report all such pre-approvals to the entire audit committee at the next committee meeting.

PROPOSALS

What are the voting procedures?

Shares represented by your proxy will be voted in accordance with your instructions at the annual meeting. If you return a paper proxy card signed but without any voting instructions, the proxy holders will vote your proxy (1) “FOR” the nominees listed for director below and (2) “FOR” the ratification of HORNE LLP as our independent registered public accountants for 2010. If for any reason one or more of the nominees is not available as a candidate for director, an event that the board of directors does not anticipate, the proxy holders will vote, in their discretion, for another candidate or candidates nominated by the board.

Directors are elected by a plurality vote; the nominees in each class who receive the highest number of votes cast, up to the number of directors to be elected in that class, are elected. The affirmative vote by a majority of the votes cast at the annual meeting is required for the ratification of the appointment of HORNE LLP as our independent registered public accountants.

You are entitled to one vote for each share held.

Proposal No. 1 – Election of Six Class 2 Directors

The six Class 2 directors elected at our annual meeting will serve a three-year term, or until the 2013 annual meeting. The board has nominated for election as Class 2 directors:

•	John M. Creekmore
•	Jill V. Deer
•	Neal A. Holland, Jr.
•	E. Robinson McGraw
•	Theodore S. Moll
•	J. Larry Young

Except for Jill V. Deer, each nominee presently serves as a member of our board, and biographical information about them is set forth above in the “Board of Directors” section under the question “How many directors serve on the board, and who are the current directors?” Ms. Deer’s background and qualifications are as follows:

Background: Since 2001, Ms. Deer has served as a principal of Bayer Properties, LLC, a full service real estate company based in Birmingham, Alabama that develops and manages commercial real estate. Ms. Deer joined Bayer Properties in 1999 to serve as executive officer and general counsel of the Company. Prior to that time, she was a partner in a large regional law firm in Birmingham practicing in the area of commercial real estate finance.

Experience/Qualifications/Skills: The Birmingham metropolitan area is the largest metropolitan area in Alabama and one of our key growth markets. Ms. Deer’s knowledge and experience in this market will help us develop strategies to further expand our presence in Birmingham. Furthermore, Ms. Deer’s professional experience will give the Board an additional resource in understanding the risks and trends associated with the commercial and residential real estate.

Our board of directors unanimously recommends a vote “FOR” the election of each of the six nominees for

Class 2 director to the board of directors.

Proposal No. 2 – Ratification of the appointment of HORNE LLP as our independent registered public accountants for 2010.

We are asking our shareholders to ratify the selection of HORNE LLP as our independent registered public accountants for 2010. Although current law, rules and regulations, as well as the charter of the audit committee, require the audit committee to engage, retain, and supervise our independent registered public accountants, we view the selection of the independent registered public accountants as an important matter of shareholder concern and thus are submitting the selection of HORNE LLP for ratification by shareholders as a matter of good corporate practice.

If our shareholders fail to ratify this appointment, the audit committee will reconsider whether to retain HORNE LLP and may retain that firm or another firm without resubmitting the matter to our shareholders. Even if the appointment is ratified, the audit committee may, in its discretion, direct the appointment of a different independent registered public accountant at anytime during the year if it determines that such change would be in our best interests and in the best interests of our shareholders.

Our board of directors unanimously recommends a vote “FOR” the ratification of HORNE LLP as our independent register public accountants for 2010.

SHAREHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

At the annual meeting each year, the board of directors submits to shareholders its nominees for election as directors. In addition, the board may submit other matters to the shareholders for action at the annual meeting. Shareholders may also submit proposals for action at the annual meeting.

Proposals for Inclusion in Our Proxy Statement

Shareholders interested in submitting a proposal for inclusion in our proxy materials for the 2011 Annual Meeting of Shareholders may do so by following the procedures described in Rule 14a-8 of the Exchange Act. If the 2011 annual meeting is held within 30 days of April 20, 2011, shareholder proposals must be received by E. Robinson McGraw at 209 Troy Street, Tupelo, Mississippi 38804-4827, no later than the close of business on November 5, 2010, in order for such proposals to be considered for inclusion in the proxy statement and form of proxy relating to such meeting.

Proposals to be Introduced at the 2011 Annual Meeting

For any shareholder proposal to be presented in connection with the 2011 Annual Meeting of Shareholders but without inclusion in our proxy materials, including any proposal relating to the nomination of an individual to be elected to the board of directors, a shareholder must give timely written notice thereof in writing to the Secretary in compliance with the advance notice and eligibility requirements contained in our Bylaws. To be timely, a shareholder’s notice must be delivered to the Secretary at 209 Troy Street, Tupelo, Mississippi 38804-4827 not less than 90 days nor more than 120 days prior to the first anniversary of the immediately preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 90 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must contain information specified in our Bylaws about each nominee or the proposed business and the shareholder making the nomination or proposal.

Under our Bylaws, based upon the meeting date of April 20, 2010 for the 2010 Annual Meeting of Shareholders, a qualified shareholder intending to introduce a proposal or nominate a director at the 2011 Annual Meeting of Shareholders but not intending the proposal to be included in our proxy materials must give written notice to our Secretary not earlier than the close of business on December 21, 2010 and not later than the close of business on January 22, 2011.

The advance notice provisions in our Bylaws also provide that in the case of a special meeting of shareholders called for the purpose of electing one or more directors, a shareholder may nominate a person or persons (as the case may be) for election to such position if the shareholder’s notice is delivered to the Secretary at the above address not earlier than the 120th day prior to the special meeting and not later than the close of business on the later of the 90th day prior to the special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.

The specific requirements of our advance notice and eligibility provisions are set forth in Article III, Section 9 of our Bylaws, as amended, a copy of which is available upon request. Such requests and any shareholder proposals should be sent to the Secretary at 209 Troy Street, Tupelo, Mississippi 38804-4827.

OTHER MATTERS

As of the time this proxy statement was printed, management was unaware of any other matters to be brought before the annual meeting other than those set forth herein. However, if any other matters are properly brought before the annual meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

Upon written request of any record holder or beneficial owner of shares entitled to vote at the annual meeting, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2009. Requests should be mailed to John S. Oxford, Vice President and Director of External Affairs, 209 Troy Street, Tupelo, Mississippi 38804-4827. You may also access our Annual Report on Form 10-K on our Internet website, www.renasant.com.

By Order of the Board of Directors

E. Robinson McGraw
Chairman of the Board, President and Chief Executive Officer

REVOCABLE PROXY

RENASANT CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

APRIL 20, 2010

1:30 P.M.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The person(s) signing this proxy card hereby appoints George H. Booth, II, Frank B. Brooks, Albert J. Dale, III, John T. Foy, T. Michael Glenn and Jack C. Johnson, and each of them, acting singly, as attorneys and proxies of the signer of the proxy card, with full power of substitution, to vote all shares of stock which the signer is entitled to vote at the Annual Meeting of Shareholders of Renasant Corporation to be held on Tuesday, April 20, 2010 at 1:30 p.m., Central time, at the principal office of Renasant Bank, 209 Troy Street, Tupelo, Mississippi, 38804-4827, and at any and all adjournments and postponements thereof. The proxies are authorized to vote all shares of stock in accordance with the following instructions and with discretionary authority upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO SPECIFIC DIRECTIONS ARE GIVEN, THESE SHARES WILL BE VOTED TO ELECT THE NOMINEES LISTED IN PROPOSAL NO. 1 ON THIS PROXY CARD AS CLASS 2 DIRECTORS AND TO RATIFY HORNE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL NO. 1 ON THIS PROXY CARD AS CLASS 2 DIRECTORS AND A VOTE “FOR” THE RATIFICATION OF HORNE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS AS LISTED IN PROPOSAL NO. 2 ON THIS PROXY CARD.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

RENASANT CORPORATION

Important Notice Regarding the Availability of Proxy Materials for

the Shareholder Meeting to be held on April 20, 2010:

Renasant’s 2010 proxy statement, 2009 Summary Annual Report and its Annual Report on Form 10-K for the year ended December 31, 2009 are available at http://www.cfpproxy.com/5439.

You can consent to receive all future Renasant Corporation proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY RENASANT CORPORATION	Annual Meeting of Shareholders April 20, 2010

1.	To elect six Class 2 directors for a three-year term expiring in 2013:	For	Withhold All	For All Except
		☐	☐	☐

(1)	John M. Creekmore
(2)	Jill V. Deer
(3)	Neal A. Holland, Jr.
(4)	E. Robinson McGraw
(5)	Theodore S. Moll
(6)	J. Larry Young

INSTRUCTIONS: To withhold authority to vote for any individual nominee in this Proposal, mark “FOR ALL EXCEPT” and write the nominee’s name on the line below.

2.	To ratify the appointment of HORNE LLP as our independent registered public accountants for 2010.	For ☐	Against ☐	Abstain ☐

3.	To transact such other business as may properly come before the annual meeting or any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

Mark here if you plan to attend the meeting	☐

Please be sure to date and sign this proxy card in the box below.

Sign above	Date

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.